UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14(A) INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    |X|
Filed by a Party other than the Registrant    |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material pursuant to Rule 14a-12

                            BEACON POWER CORPORATION
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies: (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
|_| Fee paid previously by written preliminary materials:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)  Amount previously paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing party:
     (4)  Date filed:

                            Beacon Power Corporation
                             234 Ballardvale Street
                              Wilmington, MA 01887

                                 October 7, 2005


To Our Stockholders:

         I am pleased to invite you to the 2005 Annual Meeting of Stockholders of Beacon Power Corporation, which will be held on Thursday, November 17, 2005, at 10:00 a.m., local time, at our corporate headquarters located at 234 Ballardvale Street, Wilmington, Massachusetts 01887.

         The accompanying Notice of Annual Meeting of Stockholders, proxy statement and proxy card contain the matters to be considered and acted upon. Please read these materials carefully.

         Matters scheduled for consideration at the Annual Meeting are:

(1) To elect certain members of our Board of Directors for the ensuing year and until their successors are duly elected and qualified;

(2) To approve and ratify our Third Amended and Restated 1998 Stock Incentive Plan to increase the number of shares of common stock issuable under the plan from 9,000,000 to 23,000,000 and to approve the future amendment of the plan for compliance, if necessary, with Section 409A of the Internal Revenue Code as it pertains to deferred compensation arrangements;

(3) To approve an amendment to and ratify our Employee Stock Purchase Plan to increase the number of shares of common stock issuable under the plan from 1,000,000 to 2,000,000; and

(4) To ratify the selection of Miller Wachman LLP as independent auditors to audit our books and accounts for the fiscal year ending December 31, 2005.

         Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by mailing a completed proxy card, by telephone, or over the Internet. Voting your proxy will ensure your representation at the Annual Meeting.

         We urge you to carefully review the proxy materials and to vote FOR the director nominees, FOR the approval, amendment and ratification of our Third Amended and Restated 1998 Stock Incentive Plan, FOR the amendment to and ratification of our Employee Stock Purchase Plan and FOR the ratification of the appointment of Miller Wachman LLP as our independent auditors for the fiscal year ending December 31, 2005.


                                       Very truly yours,

                                       /s/ F. William Capp
                                       ----------------------
                                       F. William Capp
                                       President and Chief Executive Officer

                            Beacon Power Corporation
                             234 Ballardvale Street
                              Wilmington, MA 01887

                    Notice of Annual Meeting of Stockholders
                          to be Held November 17, 2005


To the Stockholders of
Beacon Power Corporation:

         We are hereby notifying you that Beacon Power Corporation will be holding its Annual Meeting of Stockholders at the offices of the Company, 234 Ballardvale Street, Wilmington, Massachusetts, on Thursday, November 17, 2005 at 10:00 a.m., local time, for the following purposes:

(1) To elect certain members of our Board of Directors for the ensuing year and until their successors are duly elected and qualified;

(2) To approve and ratify our Third Amended and Restated 1998 Stock Incentive Plan to increase the number of shares of common stock issuable under the plan from 9,000,000 to 23,000,000 and to approve the future amendment of the plan for compliance, if necessary, with Section 409A of the Internal Revenue Code as it pertains to deferred compensation arrangements;

(3) To approve an amendment to and ratify our Employee Stock Purchase Plan to increase the number of shares of common stock issuable under the plan from 1,000,000 to 2,000,000; and

(4) To ratify the selection of Miller Wachman LLP as independent auditors to audit our books and accounts for the fiscal year ending December 31, 2005; and

(5) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. You may vote by mailing a completed proxy card, by telephone, or over the Internet. For specific voting instructions, please refer to the information provided with your proxy card and in this proxy statement.

                                       By Order of the Board of Directors,

                                       Beacon Power Corporation

                                       /s/ James M. Spiezio
                                       -----------------------
                                       James M. Spiezio
                                       Secretary

October 7, 2005
Wilmington, Massachusetts

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         This Proxy Statement includes statements that are not historical facts and are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views about future events and financial performances. These forward-looking statements are identified by the use of terms and phrases such as "believe," "expect," "plan," "anticipate," and similar expressions identifying forward-looking statements. You should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectation. These factors include: a short operating history; a history of losses and anticipated continued losses from operations; a need to raise additional capital combined with a questionable ability to do so; conditions in target markets; no significant experience manufacturing products on a commercial basis; limited commercial contracts for sales to date; the dependence of sales on the achievement of product development and commercialization milestones; the uncertainty of the political and economic climate of any foreign countries into which we hope to sell or in which we operate, including the uncertainty of enforcing contracts and the potential substantial fluctuation in currency exchange rates in those countries; significant technological challenges to successfully complete product development; dependence on third-party suppliers; intense competition from companies with greater financial resources; possible government regulation that would impede the ability to market products; possible product liability claims and the negative publicity which could result; any failure to protect intellectual property; the possible need in the future to hire and retain key executives; the volatility in the stock price of companies operating in the same sector; the power of controlling shareholders and the limited ability of others to influence the outcome of matters put to the vote of shareholders. These factors are elaborated upon and other factors are described in the section of our Annual Report on Form 10-K titled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Certain Factors Which May Affect Future Results." We disclaim any obligation to update any forward-looking statements contained herein after the date of this Proxy Statement.



                            BEACON POWER CORPORATION

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                              ON NOVEMBER 17, 2005

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Beacon Power Corporation ("We", "Beacon", or the "Company") for use at the Annual Meeting of Stockholders to be held on November 17, 2005 beginning at 10:00 a.m. at our principal executive offices located at 234 Ballardvale Street, Wilmington, Massachusetts 01887, and at any adjournment or postponement of that meeting.

INTRODUCTION

         We are furnishing you with this Proxy Statement in connection with the solicitation of proxies to be used at the Annual Meeting of Beacon to be held on November 17, 2005 and at any adjournment of the Annual Meeting, for the purposes set forth in the accompanying notice of the meeting. All holders of record of our Common Stock at the close of business on October 3, 2005 will be entitled to vote at this meeting and any adjournments thereof. The stock transfer books have not been closed.

         This Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and accompanying proxy card were mailed to our stockholders on or about October 10, 2005.

METHODS OF VOTING

         You may vote by mail, by telephone, over the Internet or in person at the Annual Meeting.

         Voting by Mail. By signing and returning the proxy card in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Annual Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. Please sign and return all proxy cards to ensure that all of your shares are voted.

         Voting by Telephone. To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

         Voting over the Internet. To vote over the Internet, please follow the instructions included on your proxy card. If you vote over the Internet, you do not need to complete and mail your proxy card.

         Voting in Person at the Annual Meeting. If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the meeting, you will need to bring to the meeting a legal proxy from your broker or other nominee authorizing you to vote such shares.

SOLICITATION OF PROXIES

         We are soliciting proxies in the form enclosed on behalf of the Board of Directors. We will vote any such signed proxy, if received in time for the voting and not revoked, at the Annual Meeting according to your directions. We will vote any proxy that fails to specify a choice on any matter to be acted upon for the election of each nominee for director and in favor of each other proposal to be acted upon. If you submit a signed proxy in the form enclosed, you will have the power to revoke it at any time before we exercise it by filing a later proxy with us, by attending the Annual Meeting and voting in person, or by notifying us of the revocation in writing addressed to the Secretary of Beacon Power Corporation at 234 Ballardvale Street, Wilmington, MA 01887.

         We will pay for all expenses of preparing, assembling, printing and mailing the material used in the solicitation of proxies by the Board. We have retained Georgeson Shareholder Communication, Inc. to assist us in the solicitation of proxies for a fee of $8,500, plus all reasonable out-of-pocket expenses. In addition, officers and regular Beacon employees may solicit proxies on behalf of the Board by telephone, telegram or personal interview, and we will bear the expenses of such efforts. We also may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by such persons at our expense.

VOTING RIGHTS

         As of October 3, 2005, we had 49,573,170 shares of our common stock, $0.01 par value ("Common Stock"), issued and outstanding. Each share of Common Stock that you own entitles you to one vote on each matter to be voted upon at the Annual Meeting. All holders of Common Stock vote together as one class.

         The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock on the record date is necessary to constitute a quorum to transact business at the Annual Meeting. If a quorum is not present, it is expected that the Annual Meeting will be adjourned or postponed in order to solicit additional proxies. Shares of Common Stock represented at the Annual Meeting but not voted, including shares of Common Stock for which proxies have been received but for which the holders have abstained, will be treated as present at the Annual Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

         Assuming a quorum is established, a majority of the total votes cast, in person or by proxy, at the Annual Meeting must vote in favor to approve and ratify our Third Amended and Restated 1998 Stock Incentive Plan and to approve the amendment to and ratify our Employee Stock Purchase Plan. Directors will be elected by a plurality of votes cast. If a vote is withheld regarding the election of directors, such vote will have no effect. The ratification of auditors requires the votes of a majority of shares represented at the meeting. If you return your proxy with instructions to abstain from voting on any of the proposals, your shares will be counted for purposes of determining whether a quorum is present at the Annual Meeting and for purposes of determining the total number of votes cast on each proposal described in this Proxy Statement. Except with respect to the election of directors proposal, an abstention with respect to a proposal has the legal effect of a vote "AGAINST" the proposal. Abstaining from voting on the election of directors proposal will have no effect because the directors who receive a plurality of votes are elected. Brokers and banks holding shares in street name have the authority to vote in favor of all the nominees for director and in favor of ratifying auditors when they have not received contrary instructions from the beneficial owners.

         If a stockholder signs and returns his or her proxy card but does not indicate voting instructions on any proposal, the stockholder's shares of Common Stock will be vote "FOR" such proposal. Abstaining from voting on any proposal will have the legal effect of voting "AGAINST" such proposal other than the election of directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of September 20, 2005, certain information concerning the ownership of shares of our Common Stock by (i) each person or group that we know owns beneficially more than five percent of the issued and outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each named executive officer described in "Compensation of Executive Officers" below, and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person named has sole investment and voting power with respect to his, her or its shares of Common Stock shown.


                                                                       Total No. of            Percentage of
                                                                          Shares               Common Stock
                                                                       Beneficially            Beneficially
            Name and Address of Beneficial Owner (1)                      Owned                Owned (2) (3)
-----------------------------------------------------------------   -------------------    ----------------------

F. William Capp                                                              1,866,919                      3.7%
James Arseneaux                                                                250,435                         *
Richard Hockney                                                                238,441                         *
Matthew L. Lazarewicz                                                          931,375                      1.9%
James M. Spiezio                                                               871,254                      1.8%
Stephen P. Adik                                                                145,833                         *
John C. Fox (4)                                                                 25,000                         *
Jack P. Smith                                                                  180,639                         *
Kenneth M. Socha (4)                                                           155,833                         *
William E. Stanton (5)                                                          90,081                         *
Lisa W. Zappala (6)                                                             80,000                         *
Perseus, L.L.C. (7)                                                         10,579,813                     20.7%
All directors and officers as a group (11 persons)                           4,835,811                      9.2%

--------------
*   Less than 1%.

(1) The address for all named executive officers and directors is c/o Beacon Power Corporation, 234 Ballardvale Street, Wilmington, MA 01887. Messrs. Capp, Arseneaux, Hockney, Lazarewicz and Spiezio are the Chief Executive Officer, Director of Flywheel and Mechanical Products, Chief Engineer, Chief Technology Officer and Chief Financial Officer, respectively, of Beacon. Messrs. Adik, Capp, Fox, Smith, Socha and Stanton and Ms. Zappala are directors of Beacon.

(2) The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission and includes voting or investment power with respect to those securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after September 20, 2005 through the exercise of any warrant, stock option or other right. The inclusion in this joint proxy statement of these shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. The number of shares of Beacon common stock outstanding used in calculating the percentage for each listed person includes the shares of Beacon common stock underlying warrants or options held by that person that are exercisable or convertible within 60 days of September 20, 2005, but excludes shares of Beacon common stock underlying warrants or options held by any other person.

(3) Includes the following number of shares of Beacon common stock issuable upon the exercise of stock options, which may be exercised on or before November 19, 2005: Mr. Capp, 1,500,000; Mr. Spiezio, 683,333; Mr.
         Lazarewicz, 646,666; Mr. Hockney, 153,000; Mr. Arseneaux, 266,250; Mr. Adik, 145,833; Mr. Fox, 25,000; Mr. Smith, 179,139; Mr. Socha, 155,833;
         Mr. Stanton, 89,081 and Ms. Zappala, 80,000.

(4) Includes 180,833 shares of Beacon common stock issuable upon the exercise of options held for the benefit of Perseus, L.L.C. Messrs. Socha and Fox disclaim beneficial ownership of all the shares of Beacon common stock held by Perseus, L.L.C., other than shares in which they may have a pecuniary interest.

(5) Includes 1,000 shares of Beacon common stock held by Mr. Stanton's wife. Mr. Stanton disclaims beneficial ownership over these shares.

(6) Represents shares issuable upon exercise of options to purchase 100,000 shares granted on July 25, 2005, which vest in five installments of 20% on the first of every month for five months beginning August 1, 2005.

(7) Includes 2,410,605 shares of Beacon common stock issuable upon exercise of warrants held for the benefit of Perseus, L.L.C. Perseus, L.L.C.'s address is 2099 Pennsylvania Avenue, N.W., Suite 900, Washington, DC 20006. Kenneth M. Socha and John C. Fox, members of the Beacon board of directors, are also Senior Managing Director and Managing Director, respectively, of Perseus, L.L.C. Messrs. Socha and Fox disclaim beneficial ownership of all the shares of Beacon common stock held by Perseus, L.L.C. other than shares in which they may have a pecuniary interest.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Our Board of Directors has nominated the persons named below for election at the Annual Meeting as directors. The directors who are elected will hold office until their respective successors shall have been duly elected and qualified. In accordance with the Delaware General Corporation Law, each nominee for director requires a plurality of the votes of shares present in person or represented by proxy at the Annual Meeting in order to gain election.

         All nominees are members of our present Board of Directors. The nominees for directors have consented to being named nominees in this Proxy Statement and have agreed to serve as directors, if elected at the Annual Meeting. The Common Stock represented by proxies will be voted for the election as directors of the three nominees unless we receive contrary instructions. If any of the nominees are unwilling or unable to serve, favorable and uninstructed proxies will be voted for a substitute nominee designated by our Board of Directors. If a suitable substitute is not available, our Board of Directors will reduce the number of directors to be elected.

         We encourage our directors to attend each of our Annual Meetings of Stockholders. At our 2004 Annual Meeting of Stockholders, all of our then directors were present.

   OUR BOARD RECOMMENDS A VOTE "FOR" THE NOMINEES FOR DIRECTORS LISTED BELOW.

         F. William Capp, age 56 (director since 2001)

         Mr. Capp has served as Beacon's President, Chief Executive Officer and Board member since December 1, 2001 when he joined Beacon. Prior to joining Beacon from 2000 to 2001, Mr. Capp was the President of the Telecommunications group of Bracknell Corporation, a company that provided infrastructure for the telecommunications industry. From 1997 to 2000, Mr. Capp served as the President of Northfield Freezing Systems, a division of York International. From 1978 to 1997, Mr. Capp held numerous positions at Ingersoll Rand including Vice President and General Manager of its Compressor Division, Vice President of Technology for a wholly owned subsidiary, the Torrington Company, as well as numerous engineering positions within Ingersoll Rand. Prior to joining Ingersoll Rand in 1978, he worked for Ford Motor Company's Truck Division in such positions as project engineering, supervisor and product planning. Mr. Capp received a B.S. in Aeronautical Engineering from Purdue University and an MBA and a Master's Degree in Mechanical Engineering from the University of Michigan. He also has completed the Black Belt Training Program with the American Society for Quality.

         John C. Fox, age 57 (director since 2005)

         Mr. Fox has served as a Managing Director of Perseus, L.L.C. since 2000. Prior to joining Perseus, Mr. Fox was, from 1998 to 2000, Chief Operating Officer of Ontario Power Generation, Inc., where he was responsible for generation, transmission, distribution and retailing for the fifth largest electric utility in North America. During 1992 and 1993, he served as Executive Vice President of the Canyon Group, a Los Angeles based marketing and management consultancy. From 1981 to 1992, Mr. Fox held various management positions with Pacific Gas and Electric Company (PG&E) in San Francisco, California, including Manager, Energy Efficiency Services. He serves as a member of the board of directors of the Alliance to Save Energy and Rocky Mountain Institute. During 1992, he served as the Head of the Energy Efficiency Task Force, President Bush's Commission on Environmental Quality. Mr. Fox holds a B.S. in Civil Engineering from the University of Toronto and an M.B.A. from McMaster University in Hamilton, Ontario.

         Lisa W. Zappala, age 45 (director since 2005)
                  Audit Committee
                  Nominating Committee
         Ms. Zappala, currently an independent consultant, was, from 1995 to 2003, Senior Vice President, Treasurer and, from 1998 to 2003, Chief Financial Officer of Aspen Technology, Inc., then a $300 million publicly traded software and services company. While at Aspen Technology, Ms. Zappala helped complete successful public and private equity fundraising rounds totaling over $400 million, as well as more than a dozen acquisitions. Ms. Zappala also serves on the board of Amicas, Inc., a publicly traded software company, as well as another privately held company. Prior to Aspen Technology, from 1981 to 1993, she practiced public accounting as a CPA at Arthur Andersen & Co.


              CERTAIN INFORMATION REGARDING OUR BOARD OF DIRECTORS

Board Composition

         Our Board of Directors consists of seven members, six of whom are non-employee directors. The directors elected at the Annual Meeting will hold office for a term that expires at the third succeeding annual meeting of our stockholders after their election.

         Members of our Board of Directors with terms that expire after 2005 are as follows:

         Stephen P. Adik, age 62 (director since 2004)
                  Audit Committee
                  Compensation Committee
                  Nominating Committee
                  Executive Committee
         Mr. Adik served as Vice Chairman at NiSource Inc., (NYSE: NI), a Fortune 500 electric, natural gas and pipeline company, from December 2000 until his retirement in December 2003. He joined NiSource in 1987 as Vice President and general manager, Corporate Support Group, and later held positions of Senior Executive Vice President and Chief Financial Officer. He served on the board of NiSource from December 2000 to May 2005. Before joining the energy industry in 1983, Mr. Adik had more than 20 years of operating and financial experience in the transportation industry. His industry affiliations have included the American Gas Association, Edison Electric Institute and the Midwest Gas Association. He is a member of the board of directors and Chairman of the Audit Committee of North Western Corp., an electric and natural gas company serving Montana, South Dakota and Nebraska. He is also currently a member of the board of the Chicago SouthShore and South Bend Railroad, a regional railroad company serving the Chicago and Northwest Indiana region. Mr. Adik holds a degree in mechanical engineering from the Stevens Institute of Technology, and an MBA degree in finance from Northwestern University. Mr. Adik's term of office expires in 2007.

         Jack P. Smith, age 57 (director since 2001)
                  Audit Committee
                  Compensation Committee
                  Nominating Committee
                  Executive Committee
         Mr. Smith is Chairman, Director and co-owner of SilverSmith Inc, a producer of natural gas well metering and automated data reporting systems. With partner Mr. David Silvers, Mr. Smith founded SilverSmith Inc. in 2003. Prior to his current engagement with SilverSmith, Mr. Smith was President and CEO of More Space Place, Inc., a leading producer and retailer of furniture system solutions. Currently located mainly in Florida, the company has retail locations in several states. Prior to More Space Place, Mr. Smith served as President and Chief Executive Officer of Holland Neway International in Muskegon, Michigan, a leading designer and manufacturer of suspension systems and brake actuators for the commercial vehicle market. In 2000, this 650-person company had worldwide sales of $200 million. During his tenure, Mr. Smith was responsible for increasing sales of Holland Neway (formerly Neway Anchorlok International) from $70 million to $200 million. In 1995, Mr. Smith led a successful management buyout of the company with equity partner Kohlberg Kravis Roberts & Co. From 1992 to 1999, this and an earlier buyout transaction generated an equity return of over $110 million. Mr. Smith also held the positions of Vice President of Engineering and Quality Assurance at Neway Anchorlok International and directed the engineering and quality assurance departments. Earlier, he was Chief Engineer. From 1972 to 1982, Mr. Smith was Design Group Leader at the Ford Motor Company - Heavy Truck Division, in Dearborn, Michigan, where he also held positions as project engineer, and product planning analyst. Mr. Smith also serves on the board of directors of Bissell Corporation in Grand Rapids, Michigan, SRAM Corporation in Chicago and Weasler Engineering in Wisconsin. He is a Trustee of Grand Valley State University Foundation. A resident of Grand Rapids, Michigan, Mr. Smith attended the University of Michigan where he earned bachelor's (1970) and master's (1971) degrees in mechanical engineering and an MBA (1979). Mr. Smith's term of office expires in 2007.

         Kenneth M. Socha, age 59 (director since 1998)
                  Compensation Committee
                  Executive Committee
         Mr. Socha has served as Senior Managing Director of Perseus L.L.C. since 1996. From 1985 to June 1988, he practiced law as a partner in the New York office of Lane & Edson. He became a partner of Dewey Ballantine in New York City in 1988. Mr. Socha left Dewey Ballantine in February 1992 to join Rappahannock Investment Company, the predecessor of Perseus L.L.C. on a full-time basis. Mr. Socha is a director of five private companies in which Perseus has investments. He is a graduate of the University of Notre Dame and the Duke University School of Law. Mr. Socha's term of office expires in 2007.

         William E. Stanton, age 62 (director since 1997)

         Mr. Stanton has been a director of Beacon since its formation in 1997. He served as the President and Chief Executive Officer of Beacon from January 1998 through December of 2001. Prior to joining Beacon, Mr. Stanton was the Chief Operating Officer of SatCon Technology Corporation from September 1995 to May 1997, where he managed operations and the strategy development to shift SatCon from a contract research and development company to a commercial product organization. This strategy included the formation of Beacon Power. Prior to joining SatCon, Mr. Stanton, in his 26 years at the Charles Stark Draper Laboratory, held the positions of Vice President of Operations, Vice President of Corporate Development, Director of New Programs, Director of Avionics Programs, Avionics Program Manager, Director of Electronics Engineering, Principal Engineer, and Electronics Engineer. Mr. Stanton is on the board of his home owners association, was a founder and director of an in-school child-care center, and owned and operated residential rental property. He received a Bachelor's Degree in Electrical Engineering from the University of Maine, a Master's Degree in Instrumentation and Control from the Massachusetts Institute of Technology, and a Master's in Business Administration from the Harvard Business School. Mr. Stanton's term of office expires in 2006.

         There are no family relationships among any of our directors or executive officers. Messrs. Adik, Smith, Socha and Fox and Ms. Zappala, representing a majority of our directors, are determined to be independent under the rules of the National Association for Securities Dealers. Our board holds regularly scheduled meetings at which only these independent directors are present.

Meetings and Committees

         Meetings. During the fiscal year ended December 31, 2004, our Board of Directors held 12 meetings. Each director attended more than 75% of the aggregate of (1) the total number of meetings of our Board of Directors held during the period for which he or she has been a director and (2) the total number of meetings held by all committees of our Board of Directors on which he or she served during period that he or she served.

         Committees. Our Board of Directors has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Executive Committee. No member of any of these committees is an employee of Beacon. The membership of each committee is listed below.

            Audit                       Compensation                  Nominating                     Executive
            -----                       ------------                  ----------                     ---------
       Stephen P. Adik              Stephen P. Adik                 Stephen P. Adik              Stephen P. Adik
       Jack P. Smith                Jack P. Smith                   Jack P. Smith                Jack P. Smith
       Lisa W. Zappala              Kenneth M. Socha                Lisa W. Zappala              Kenneth M. Socha

         Audit Committee. Under rules of the National Association for Securities Dealers ("NASD") and the SEC, our Audit Committee must have at least three members, all of whom must be "independent." All members of our Audit Committee qualify as "independent" as defined in the NASD and SEC standards. Each of Mr. Adik and Ms. Zappala is qualified as an Audit Committee Financial Expert, as defined by the SEC. The Audit Committee is appointed by and reports to our Board of Directors. Its responsibilities include, but are not limited to, the appointment, compensation and dismissal of our independent auditors, review of the scope and results of our independent auditors' audit activities, evaluation of the independence of our independent auditors and review of our accounting controls and policies, financial reporting practices and internal audit control procedures and related reports. During the last fiscal year, the Audit Committee held six meetings that were not part of a full meeting of our Board of Directors. The Audit Committee's charter can be found on our website at www.beaconpower.com.

         Compensation Committee. Our Compensation Committee has the authority to set the compensation of our Chief Executive Officer and all other executive officers and has the responsibility to review the design, administration and effectiveness of all programs and policies concerning executive compensation and establishing and reviewing general policies relating to compensation and benefits of employees. The Compensation Committee administers our Second Amended and Restated 1998 Stock Incentive Plan and Employee Stock Purchase Plan. Messrs. Adik, Smith and Socha are non-employee directors who have no interlocking relationships as defined by the SEC, and are all independent pursuant to the NASD rules applicable to members of this committee. The Compensation Committee held no formal meetings during the last fiscal year that were not part of a full meeting of our Board of Directors.

         Nominating Committee. The members of our Nominating Committee are responsible for recommending nominee directors to our Board of Directors. The board as a whole then reviews the qualifications of nominee directors and recommends to our stockholders the election of our directors. A stockholder may nominate a person for election as a director by complying with Section 2.2 of our By-Laws, which provides that advance notice of a nomination must be delivered to Beacon and must contain the name and certain information concerning the nominee and the stockholders who support the nominee's election. A copy of this By-Law provision may be obtained by writing to Beacon Power Corporation,
Attn: James M. Spiezio, Secretary, 234 Ballardvale Street, Wilmington, Massachusetts 01887. Director nominees submitted by our stockholders will be considered on the same terms as other nominees. All members of our Nominating Committee qualify as "independent" pursuant to the NASD rules. Although the Nominating Committee held no meetings during the last fiscal year that were not part of a full meeting of our Board of Directors, the Nominating Committee met once during August 2005. The charter for our Nominating Committee can be found on our web site at www.beaconpower.com.

         Executive Committee. Messrs. Adik, Smith and Socha are members of our Executive Committee, a committee formed in March 2005. The Executive Committee focuses its efforts on, among other things, planning for the efficient and effective integration of Beacon and NxtPhase T&D Corporation in the event the plan of arrangement with NxtPhase is consummated. See "Certain Relationships and Related Transactions" on page 23 for additional information.

Director Compensation

         Our non-employee directors are compensated with a package that consists of both stock options and cash. All non-employee directors serving on the our Board of Directors receive a one-time grant of options to purchase 100,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant. Options under this program were granted on October 13, 2004, November 2, 2004 and July 25, 2005. On an annual basis, each non-employee director will receive additional an option to purchase 50,000 shares of Common Stock that vest monthly over a 12-month period and have an exercise price equal to the fair market value of the Common Stock on the date of grant. Prior to September 2004, all non-employee directors annually received an option to purchase 10,000 shares of Common Stock that vested monthly over a 12-month period and an exercise price equal to the fair market value of Common Stock on the date of grant.

         For 2004 and 2005, non-employee directors receive an annual retainer of $10,000, payable quarterly, plus $2,000 for each Board of Directors meeting attended in person and $500 for each meeting attended by telephone. Audit Committee members receive an additional annual retainer of $30,000 payable quarterly, plus $500 per committee meeting. Our Board of Directors will establish Audit Committee retainers for years subsequent to 2005 during 2005. All other committee members receive $500 per committee meeting. Directors are reimbursed for reasonable out-of-pocket expenses incurred in the performance of their duties. Messrs. Socha and Fox have elected not to accept retainers or meeting fees for their participation as board and committee members.

         One of our directors, Mr. Stanton, is also serving as a consultant to Beacon for services relating to the proposed plan of arrangement with NxtPhase T&D Corporation. The aggregate compensation paid to Mr. Stanton to date is approximately $86,000 of which Mr. Stanton paid Beacon $21,500 to reduce an outstanding loan balance. On August 5, 2005, Mr. Stanton surrendered options to purchase 76,752 shares of Common Stock, which were granted to him on October 13, 2004. Beacon gave Mr. Stanton credit for $100,544 as a result of this surrender, which equaled the excess of the value of the shares issuable upon exercise of the options, based on the mid-point of the high and the low trading prices per share of the Common Stock on August 5, 2005, over the exercise price of the options, to repay in full the outstanding principal of and interest on the loan advanced by Beacon to Mr. Stanton. See "Certain Relationships and Related Transactions" on page 23 for additional information.

Limitation of Liability and Indemnification

         Our Sixth Amended and Restated Certificate of Incorporation limits the liability of our directors, officers and various other parties whom we have requested to serve as directors, officers, trustees or in similar capacities with other entities to us or our stockholders for any liability arising from an action to which such persons are a party by reason of the fact that they were serving Beacon or at our request to the fullest extent permitted by the Delaware General Corporation Law.

         We have entered into indemnification agreements with our directors and officers. Subject to certain limited exceptions, under these agreements, we will be obligated, to the fullest extent permitted by the Delaware General Corporation Law, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were Beacon directors or officers. We also maintain directors' and officers' liability insurance for our directors and executive officers in order to limit exposure to liability for indemnification of our directors and executive officers.

Term of Office for Our Executive Officers

         Each of our officers serves until his successor is appointed by our Board of Directors or such officer leaves the employment of Beacon.

                       COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation

         The following table sets forth the total compensation paid in the years ended December 31, 2004, 2003 and 2002 to our Chief Executive Officer and our four next most highly compensated executive officers and employees.

                         SUMMARY COMPENSATION TABLE (1)

                                                     Annual Compensation                           Long Term Compensation
                                          ------------------------------------------ ----------------------------------------------
                                                                                                 Awards                 Payouts
                                                                                     -------------------------------- -------------
                                                                                          Restricted       Securities
                                                                         All Other (2)      Stock         Underlying        LTIP
 Name and Principal Position               Year      Salary      Bonus   Compensation      Awards (8)        Options        Payouts
----------------------------------------- -------- ----------- ---------- ----------- ---------------- --------------- ------------
F. William Capp (3)                         2004     $240,000    $55,000     $68,032        $236,800         600,000       $78,053
President and Chief Executive Officer       2003      220,000          -      71,335         225,217               -             -
                                            2002      220,000          -     212,685               -               -             -

Matthew L. Lazarewicz (4)                   2004     $167,000     $    -     $18,783         $98,716          350,000      $37,580
Vice President and Chief Technical Officer  2003      157,500     20,000       1,077         108,422               -             -
                                            2002      157,500     31,500       1,073               -          80,000             -

James M. Spiezio (5)                        2004     $178,400     $    -     $24,908        $108,588         450,000       $43,406
Vice President of Finance, Chief Financial  2003      168,000     25,200       3,103         125,183               -             -
Officer, Treasurer and Secretary            2002      168,000     48,000       3,094               -          80,000             -

James Arseneaux (6)                         2004     $110,024      $   -     $ 1,170         $28,060         200,000       $ 8,346
Program Manager                             2003      103,824      5,000           -          24,100               -             -
                                            2002      103,824          -           -               -          25,000             -

Richard L. Hockney (7)                      2004     $121,500      $   -      $1,347         $25,254         125,000        $9,604
Chief Engineer                              2003      114,400      2,500           -          27,706               -             -
                                            2002       97,223          -           -               -          25,000             -
----------------------

(1)......Columns required by the rules and regulations of the Securities and
Exchange Commission that contain no entries have been omitted.

(2)......Amounts represent term life insurance premiums paid by the executives and reimbursed by Beacon plus an amount to reimburse the executive for taxes paid on the amount of the premium and payment of employee's taxes related to restricted stock unit grants during 2004. Mr. Capp also received other compensation relating to realtor expenses and temporary living costs and the related taxes on these items. For 2004, Mr. Capp's temporary living and relocation expenses were $29,939, Beacon-paid life insurance premiums were $2,480, restricted stock unit taxes of $11,658, and the related taxes were $23,955. For 2003 Mr. Capp's temporary living and relocation expenses were $40,499, Beacon-paid life insurance premiums were $2,480, and the related taxes were $28,356. For 2002 Mr. Capp's temporary living and relocation expenses were $32,361, realtor expenses were $83,763, Beacon-paid life insurance premiums were $2,480, and the related taxes were $94,081.

(3)......Beacon hired Mr. Capp in December 2001. At the time his employment commenced, Mr. Capp received an incentive stock option to purchase 900,000 shares of Beacon common stock, with a per share purchase price of $0.89. One-third of these shares vested immediately with the remainder vesting over a two-year period. This option expires ten years from the date of grant. On October 13, 2004, Mr. Capp received an incentive stock option to purchase 600,000 shares of Beacon common stock, with a per share purchase price of $0.74, vesting over an 80-day period, and expiring ten years from date of grant.

(4)......Beacon hired Mr. Lazarewicz in February 1999. On March 15, 2002, Mr.
Lazarewicz received an incentive stock option to purchase 80,000 shares of Beacon common stock with a per share purchase price of $0.70. One-third of these shares vested immediately with the remainder vesting over a two-year period. This option expires ten years from the date of grant. On October 13, 2004, Mr. Lazarewicz received an incentive stock option to purchase 350,000 shares of Beacon common stock, with a per share purchase price of $0.74, vesting over an 80-day period, and expiring ten years from date of grant.

(5)......Beacon hired Mr. Spiezio in May 2000. On March 15, 2002, Mr. Spiezio
received an incentive stock option to purchase 80,000 shares of Beacon common stock, with a per share purchase price of $0.70. One-third of these shares vested immediately with the remainder vesting over a two-year period. On October 13, 2004, Mr. Spiezio received an incentive stock option to purchase 450,000 shares of Beacon common stock, with a per share purchase price of $0.74, vesting over an 80-day period. Both option grants expire ten years from the date of grant.

(6)......Mr. Arseneaux has been an employee of Beacon since August 30, 2000. On
March 15, 2002, Mr. Arseneaux received an incentive stock option to purchase 25,000 shares of Beacon common stock, with a per share purchase price of $0.70 per share. One-third of these shares vested immediately with the remainder vesting over a two-year period. On October 13, 2004, Mr. Arseneaux received an incentive stock option to purchase 200,000 shares of Beacon common stock, with a per share purchase price of $0.74, vesting over an 80-day period. Both option grants expire ten years from the date of grant.

(7)......Mr. Hockney has been an employee of Beacon since its incorporation in
1997. On March 15, 2002, Mr. Hockney received an incentive stock option to purchase 25,000 shares of Beacon common stock, with a per share purchase price of $0.70. One-third of these shares vested immediately with the remainder vesting over a two-year period. On October 13, 2004, Mr. Hockney received an incentive stock option to purchase 125,000 shares of Beacon common stock, with a per share exercise price of $0.74, vesting over an 80-day period. Both option grants expire ten years from the date of grant.

(8)......The stock price used to value the restricted stock unit awards is $0.92 and $1.09 for 2004 and 2003, respectively.

Executive Employment Arrangements

         We have employment arrangements with Messrs. Capp, Lazarewicz, Spiezio, Arseneaux and Hockney as described below. In addition to these arrangements, each executive is entitled to receive group health and dental benefits, group long and short-term disability insurance coverage, 401(k) plan and stock plan participation, paid vacation and life insurance.

Mr. Capp

         Our written employment agreement with Mr. Capp expired on December 31, 2004. Following such expiration, Mr. Capp has been an "at-will" employee of Beacon and is currently paid a salary at an annual rate of $240,000.

Mr. Lazarewicz

         Our written employment agreement with Mr. Lazarewicz will terminate on December 31, 2005, unless Mr. Lazarewicz and we agree to extend the term. In 2004, Mr. Lazarewicz was paid a salary at an annual rate of $167,000 and was entitled to receive a bonus at the discretion of our Board of Directors. Mr. Lazarewicz received a bonus for 2004, paid in the form of a grant of 107,300 restricted stock units, pursuant to our Second Amended and Restated 1998 Stock Incentive Plan. If the employment agreement is terminated by Mr. Lazarewicz without good reason (generally, a diminution of his duties or title, a breach of this agreement by Beacon, a change of Beacon's location or a sale of Beacon) or by Beacon for cause (generally, fraud or embezzlement, failure to cure a breach of this agreement within 30 days after notice, a material breach of a material Beacon policy or willful misconduct), then Mr. Lazarewicz will be entitled to his salary up to the date of termination. If the agreement is terminated by Beacon without cause or by Mr. Lazarewicz for good reason, then Mr. Lazarewicz will be entitled to one years' salary and a bonus amount equal to his bonus for the prior year on a pro-rata basis with a maximum termination amount of 50% of his prior year's base salary. In the event of Mr. Lazarewicz's death or disability, he or his estate will be entitled to three months' salary. In addition, in the event of Mr. Lazarewicz's death or disability or the termination by Beacon without cause or by Mr. Lazarewicz for good reason, the vesting of his stock options will accelerate. If Beacon fails to offer Mr. Lazarewicz a new employment agreement by the end of the term, or if he continues thereafter as an employee-at-will, he will be entitled to receive the same amount in 2006 as he received in 2005.

Mr. Spiezio

         The term of Mr. Spiezio's employment agreement began on October 25, 2002 and continues until it is terminated. In 2004, Mr. Spiezio was entitled to salary of $178,400 per year and, at the discretion of our Board of Directors, a bonus. If the agreement is terminated by Mr. Spiezio without good reason (generally, Beacon's material breach of the agreement or a change of Beacon's location) or by Beacon for cause (having the same meaning as in Mr. Lazarewicz's agreement), then Mr. Spiezio will be entitled to his salary up to the date of termination. If the agreement is terminated by Beacon without cause or by Mr. Spiezio for good reason, then Mr. Spiezio will be entitled to 48 weeks' salary. In the event of Mr. Spiezio's death or disability, he or his estate shall be entitled to three months' salary.

Mr. Arseneaux

         Mr. Arseneaux is an "at-will" employee of Beacon and was paid a salary at an annual rate of $110,024 in 2004.

Mr. Hockney

         Mr. Hockney is an "at-will" employee of Beacon and was paid a salary at an annual rate of $121,500 in 2004.

Equity Compensation Plan Information

         The following table gives information about equity awards under our Second Amended and Restated 1998 Stock Incentive Plan and Employee Stock Purchase Plan, as of December 31, 2004.

----------------------------------------------------------------------------------------------------------------
                                Number of securities to be  Weighted average exercise
                                 issued upon exercise of     price of outstanding      Number of securities
                                  outstanding options,      options, warrants and     remaining available for
         Plan category             warrants and rights              rights                future issuance
----------------------------------------------------------------------------------------------------------------
                                           (a)                       (b)                        (c)
----------------------------------------------------------------------------------------------------------------
Equity compensation plans                    -                    $     -                          -
approved by security holders
----------------------------------------------------------------------------------------------------------------
Equity compensation plans not            6,217,575                  $ 1.06                         -
approved by security holders
----------------------------------------------------------------------------------------------------------------
Total                                    6,217,575                  $ 1.06                         -
----------------------------------------------------------------------------------------------------------------

Option Grants in Last Fiscal Year


                            Number of        Percent of                                         Potential Realizable Value
                            Securities     Total Options                                          at Assumed Annual Rates
                            Underlying       Granted to        Exercise                         of Stock Price Appreciation
                             Options        Employees in        Price       Expiration Date         for Option Term (1)
Name                         Granted        Fiscal Year       ($/Share)
                                                                                             ----------------------------------
                                                                                                  5% ($)           10% ($)
------------------------- --------------- ----------------- --------------- ---------------- ----------------- ----------------
F. William Capp               600,000             20.0%           $0.74       10/12/2014         $269,454          $692,041
------------------------- ------------ -- -------------- -- ------------ -- ---------------- ------------- --- ------------- --
Matthew L. Lazarewicz         350,000             11.7%            0.74       10/12/2014          157,181           403,690
------------------------- ------------ -- -------------- -- ------------ -- ---------------- ------------- --- ------------- --
James M. Spiezio              450,000             15.0%            0.74       10/12/2014          202,090           519,030
------------------------- ------------ -- -------------- -- ------------ -- ---------------- ------------- --- ------------- --
James Arseneaux               200,000              6.7%            0.74       10/12/2014           89,818           230,680
------------------------- ------------ -- -------------- -- ------------ -- ---------------- ------------- --- ------------- --
Richard L. Hockney            125,000              4.2%            0.74       10/12/2014           56,136           144,175
------------------------- ------------ -- -------------- -- ------------ -- ---------------- ------------- --- ------------- --


Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
Values


                                Shares                                                             Value of Unexercised
                              Acquired on     Value       Number of Securities Underlying              in-the-money
                               Exercise      Realized     Unexercised Options at Year End           Options at Year End
                                                        ------------------------------------ ----------------------------------
Name                                                       Exercisable      Unexercisable      Exercisable      Unexercisable
---------------------------- -------------- ----------- ------------------ ----------------- ----------------- ----------------
F. William Capp                          -        $  -       1,500,000                    -        $135,000             $    -
---------------------------- -------------- ----------- --------------- -- ----------------- --------------- - ----------------
Matthew L. Lazarewicz                    -           -         646,666                    -          85,600                  -
---------------------------- -------------- ----------- --------------- -- ----------------- --------------- - ----------------
James M. Spiezio                         -           -         683,333                    -          98,600                  -
---------------------------- -------------- ----------- --------------- -- ----------------- --------------- - ----------------
James Arseneaux                          -           -         266,250                    -          41,500                  -
---------------------------- -------------- ----------- --------------- -- ----------------- --------------- - ----------------
Richard L. Hockney                       -           -         153,000                    -          28,000                  -
---------------------------- -------------- ----------- --------------- -- ----------------- --------------- - ----------------

Total value of exercisable and unexercisable options is derived from the difference between the fair market value ($0.92 as of December 31, 2004) of Common Stock at fiscal year-end and the exercise price of the options.

Long-Term Incentive Plans -- Awards in Last Fiscal Year


                                                                                          Estimated Future Payouts
                                                            Performance or            Under Non-Stock Price Based Plans
                                     Number                 Period Until           --------------------------------------------
Name                                of Units                   Payout                 Threshold       Target        Maximum
------------------------------ -------------------- ------------------------------ ---------------- ------------ --------------
F. William Capp                         257,391         Quarterly during 2005           100%           100%          100%
------------------------------ ----------------- -- ------------------------------ ---------------- ------------ --------------
Matthew L. Lazarewicz                   107,300         Quarterly during 2005           100%           100%          100%
------------------------------ ----------------- -- ------------------------------ ---------------- ------------ --------------
James M. Spiezio                        118,030         Quarterly during 2005           100%           100%          100%
------------------------------ ----------------- -- ------------------------------ ---------------- ------------ --------------
James Arseneaux                          30,500         Quarterly during 2005           100%           100%          100%
------------------------------ ----------------- -- ------------------------------ ---------------- ------------ --------------
Richard L. Hockney                       27,450         Quarterly during 2005           100%           100%          100%
------------------------------ ----------------- -- ------------------------------ ---------------- ------------ --------------


                          COMPENSATION COMMITTEE REPORT


         The Compensation Committee of our Board of Directors has the authority to set the compensation of our Chief Executive Officer and all other executive officers and makes the following report for the year 2004. The Compensation Committee has the responsibility to review the design, administration and effectiveness of all programs and policies concerning executive compensation. The Compensation Committee administers our Second Amended and Restated 1998 Stock Incentive Plan and Employee Stock Purchase Plan. In addition, the Compensation Committee has responsibility for the review and approval of the Management Incentive Program(s) in effect for our Chief Executive Officer, executive officers and key employees each fiscal year. The committee consists of three independent, non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission.

General Compensation Philosophy

         Beacon operates in the competitive and rapidly changing power technology industry. The Compensation Committee strives to maintain compensation programs that allow Beacon to respond to the competitive pressures within this industry. Our compensation philosophy is to offer compensation opportunities that are linked to our business objectives and performance, individual performance and contributions to our success and enhanced shareholder value. These compensation opportunities are intended to be competitive within the technology industry and enable us to attract, retain and motivate the management talent necessary to achieve our overall business objectives and ensure our long-term growth.

Compensation Components

         It is the Compensation Committee's objective to have a substantial portion of each executive officer's compensation opportunity conditional ("at risk") upon our performance, as well as his or her contribution to our meeting our objectives and to design a total compensation and incentive structure to motivate and reward success, balancing short and long-term goals. Beacon's executive compensation program consists of three major components: (i) base salary; (ii) an annual management incentive bonus; and (iii) long-term incentives. The second and third elements constitute the "at risk" portion of our overall compensation program.

Base Salary

         The Compensation Committee annually reviews each executive officer's base salary. The base salary for each officer reflects the salary levels for comparable positions in the industry and in published surveys. These surveys include companies with whom we compete for senior-level executives. In addition, the Compensation Committee considers the executive's individual performance and our success in achieving the annual business objectives. The committee exercises its judgment based upon the above criteria and does not apply a specific formula or assign a weight to each factor considered. The relative weight given to each factor varies with each individual in the sole discretion of the committee. Each executive officer's base salary is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Compensation Committee attempts to fix base salaries on a basis generally in line with base salary levels for comparable companies.

Annual Management Incentive Bonus

         The annual management incentive bonus is the first "at risk" executive compensation element in our executive compensation program. At the beginning of each year, the Compensation Committee establishes objectives for the management incentive bonus program drawn from the fiscal year business plan approved by our Board of Directors. Additionally, at the beginning of each year, the committee establishes bonus award targets for the executive officers. The bonus plan has a threshold level of performance by Beacon that must be achieved before any bonuses are awarded. The bonus amounts payable to each executive officer are then determined by considering Beacon's performance and individual performance. In 2003 the committee established a restricted stock unit (RSU) plan for 2003 and 2004 that provides bonuses in the form of deferred stock in lieu of cash. Under this plan, executive officers, based on performance, receive RSUs that are converted into shares of Common Stock in the fiscal year following the fiscal year of performance. The RSUs earned in 2004 by the executive officers are listed in the summary Compensation Table set forth in the Aggregated Option/SAR Exercises table on page 17.

Long-Term Incentive Program ("LTIP")

         The LTIP is the second "at risk" element of our compensation program in which executive officers and all other employees participate. This program has consisted solely of stock options. The Compensation Committee views the granting of stock options as a significant method of aligning management's long-term interests with those of our stockholders, which brings into balance short- and long-term compensation with our goals, fostering the retention of key executive and management personnel and stimulating the achievement of superior performance over time. Awards to executives are based upon criteria that include an individual's position with Beacon, total compensation, unvested stock options, the executive's performance in the recent period, expected contributions to the achievement of our long-term performance goals, and competitive practice. The relative weight given to each of these factors will vary from executive to executive at the Compensation Committee's discretion. After giving consideration to the criteria deemed relevant by the committee, including prior option granted, the recommendations of management and a competitive analysis of our option program and overall compensation programs against the programs of companies of similar size and industry, the Compensation Committee approved the stock option grants to the executive officers listed in the summary Compensation Table set forth in the Aggregated Option/SAR Exercises table on page 17. Stock options were granted at exercise prices equal to the fair market value of the stock at the effective date of the grant, become exercisable over three years and have a term of ten years.

Compensation of Chief Executive Officer

         Our written employment agreement with F. William Capp, our Chief Executive Officer and President, expired on December 31, 2004. Following such expiration, Mr. Capp has been an "at-will" employee of Beacon. Mr. Capp receives competitive compensation and regular benefits in effect for our senior executives. Mr. Capp's base salary will be reviewed annually and adjusted as determined on the same basis as other senior executives of Beacon, based on the factors noted above in "Compensation Committee Report - Base Salary". Mr. Capp also received a cash bonus at the beginning of his employment with Beacon in the amount of $90,000. This amount was determined by the committee as part of his offer for employment. In addition to such cash compensation, Mr. Capp also received an option to purchase an aggregate of 900,000 shares of Common Stock at exercise prices equal to the fair market value of the Common Stock on the date of grant. The vesting of all of such options accelerates upon a sale of Beacon.

Employee Stock Purchase Plan

         The Compensation Committee administers our Employee Stock Purchase Plan, which qualifies under Section 423 of the Internal Revenue Code and permits substantially all of our employees to purchase shares of Common Stock. Participating employees may purchase Common Stock at a purchase price equal to 85% of the lower of the fair market value of the Common Stock at the beginning of an offering period or on the exercise date. Employees may designate up to 15% of their base compensation for the purchase of Common Stock under this plan. Our executive officers are eligible to participate in this program, subject to any applicable tax laws.

Retirement Plan

         We maintain a plan that complies with the provisions of Section 401(k) of the Internal Revenue Code. Substantially all U.S. employees are eligible to participate in this plan, and eligibility for participation commences upon hiring. Our executive officers are eligible to participate in this program, subject to any applicable tax laws. Each participant in the plan may elect to contribute a percentage of his or her annual compensation to the plan on a pre-tax basis up to the annual limit established by the Internal Revenue Service. We match employee contributions at a rate of 50% up to the first 6% of the employee's contributions. We may also elect to make a profit-sharing contribution at the discretion of our Board of Directors. Employee contributions are fully vested. Our matching and profit sharing contributions vest 20% after two years of service consisting of at least 1,000 hours per calendar year and 20% annually thereafter.

Compliance with Internal Revenue Code Section 162(m)

         In general, Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent such compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Our Second Amended and Restated 1998 Stock Incentive Plan and the proposed Third Amended and Restated 1998 Stock Incentive Plan are structured so that any compensation deemed paid in connection with the exercise of option grants made under this plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation and will not be subject to the $1 million limitation. Cash and other non-performance based compensation paid to our executive officers for fiscal 2004 did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to our executive officers will exceed that limit. Because it is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to our executive officers. The committee will reconsider this decision should the individual cash compensation of any executive officer ever approach $1 million.

         It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align Beacon's performance and the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short- and long-term.


                                       Submitted by the Compensation Committee:

                                       Jack P. Smith, Chairman
                                       Stephen P. Adik
                                       Kenneth M. Socha


                             AUDIT COMMITTEE REPORT


         The Audit Committee of our Board of Directors is composed of three members and acts under a written charter first adopted and approved by our Board of Directors on October 18, 2000. All members of the Audit Committee are independent directors, as defined by its charter and the rules of the Securities and Exchange Commission and NASDAQ.

         In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended December 31, 2004, the Audit Committee (i) reviewed and discussed the audited financial statements with management, (ii) discussed with Miller Wachman LLP, our independent auditors for the fiscal year ending December 31, 2004, the matters required to be discussed by Statement of Auditing Standards 61 (as modified or supplemented) and (iii) received the written disclosures and the letter from Miller Wachman LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented) and discussed the independence of Miller Wachman LLP with Miller Wachman LLP. Based on the review and discussions referred to above, among other things, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004.

                                       Submitted by the Audit Committee:
                                       Stephen P. Adik, Chairman
                                       Jack P. Smith
                                       Lisa W. Zappala


Communication with Our Board of Directors

         Our Board of Directors provides a process for our stockholders and other interested parties to send communications directly to our non-employee directors. Any person who desires to contact the non-employee directors may do so by writing to: Board of Directors, c/o Beacon Power Corporation, 234 Ballardvale Street, Wilmington, Massachusetts 01887.

         Communications received will be forwarded directly to the Chair of the Nominating Committee. The Chair of the Nominating Committee will, in his discretion, forward such communications to other directors, members of our management or such other persons as he deems appropriate. The Chair of the Nominating Committee, or, if appropriate, our management, will respond in a timely manner to any substantive communications from a stockholder or interested party.

         Our Audit Committee also provides a process to send communications directly to the committee about our accounting, internal accounting controls or auditing matters. Any person who desires to contact the Audit Committee regarding such matters may do so by writing to Audit Committee of the Board of Directors, c/o Beacon Power Corporation, 234 Ballardvale Street, Wilmington, Massachusetts 01887.

         Communications received by mail will be forwarded directly to, the Chair of the Audit Committee. The Chair of the Audit Committee, in his discretion, will forward such communications to other directors, members of our management or such other persons as he deems appropriate. The Chair of the Audit Committee, or, if appropriate, our management, will respond in a timely manner to any substantive communications from a stockholder or an interested party.

                                PERFORMANCE GRAPH

         The line graph below compares the cumulative total stockholder return from the date of our initial public offering through the year ended December 31, 2004 of our Common Stock against the cumulative total return of the NASDAQ Stock Market Index and the Dow Jones Utility Average for the same period. The graph and table assume that $100 was invested on November 22, 2000, in each of Beacon Common Stock, the NASDAQ Stock Market Index and the Dow Jones Utility Average, and that all dividends were reinvested. No cash dividends have been declared on Beacon Common Stock.

[DATA SUBSTITUTED - GRAPHIC OMITTED]

Closing stock prices:
                           ---------------------------------------------------------------------------------------------------------
                           11/22/2000 12/31/2000 6/30/2001 12/31/2001 6/30/2002 12/31/2002 6/30/2003 12/31/2003 6/30/2004 12/31/2004
                           ---------- ---------- --------- ---------- --------- ---------- --------- ---------- --------- ----------
Beacon Power Corporation ..     6.00      10.00      6.90       1.30      0.22       0.21      0.28       1.09      0.41       0.92
                           ---------- ---------- --------- ---------- --------- ---------- --------- ---------- --------- ----------
DJ Utility Index ..........   846.85     890.95    787.97     656.90    625.02     503.29    600.54     651.22    690.96     848.16
                           ---------- ---------- --------- ---------- --------- ---------- --------- ---------- --------- ----------
NASDAQ Composite .......... 2,755.34   2,470.52  2,160.54   1,950.40  1,463.21   1,335.51  1,622.80   2,003.37  2,047.79   2,175.44
                           ---------- ---------- --------- ---------- --------- ---------- --------- ---------- --------- ----------

Cumulative total return on $100 investment:
                           ---------------------------------------------------------------------------------------------------------
                           11/22/2000 12/31/2000 6/30/2001 12/31/2001 6/30/2002 12/31/2002 6/30/2003 12/31/2003 6/30/2004 12/31/2004
                           ---------- ---------- --------- ---------- --------- ---------- --------- ---------- --------- ----------
Beacon Power Corporation..       100     166.67    115.00      21.67      3.67       3.50      4.67      18.17      6.83      15.33
                           ---------- ---------- --------- ---------- --------- ---------- --------- ---------- --------- ----------
DJ Utility Index..........       100     105.21     93.05      77.57     73.81      59.43     70.91      76.90     81.59     100.15
                           ---------- ---------- --------- ---------- --------- ---------- --------- ---------- --------- ----------
NASDAQ Composite..........       100      89.66     78.41      70.79     53.10      48.47     58.90      72.71     74.32      78.95
                           ---------- ---------- --------- ---------- --------- ---------- --------- ---------- --------- ----------


* Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires each of our directors and officers, and each beneficial owner of more than ten percent of our Common Stock, to file with the Securities and Exchange Commission an initial report of the person's beneficial ownership of Common Stock and subsequent reports regarding changes in such ownership. To the best of our knowledge, each person who was so subject to Section 16(a) with respect to Beacon at any time during 2004 filed on a timely basis all such reports required for the year.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Plan of Arrangement to Acquire NxtPhase T&D Corporation

         Beacon and its wholly owned subsidiary, Beacon Acquisition Co., entered into an Arrangement Agreement with NxtPhase T&D Corporation on April 22, 2005. Pursuant to this agreement, Beacon agreed, subject to stockholder approvals and other closing conditions, to acquire all outstanding shares of NxtPhase in a plan of arrangement under Section 192 of the Canada Business Corporations Act by issuing approximately 16.4 million new shares of our Common Stock to NxtPhase stockholders. The agreement also requires Beacon, immediately following closing, to grant restricted stock units for approximately 2.7 million new shares of our Common Stock to certain of NxtPhase's employees. The proposed acquisition is subject to, among other things, approval by the stockholders of both Beacon and NxtPhase, and also requires regulatory and court approvals. The agreement expires on December 31, 2005 unless the acquisition of NxtPhase has occurred by that date.

         On September 29, 2005, we filed a preliminary proxy statement with the Securities and Exchange Commission for purposes of soliciting proxies in connection with the stockholders meetings of both Beacon and NxtPhase to approve the plan of arrangement.

         The plan of arrangement with NxtPhase resulted from introductions made by Perseus, L.L.C., which is an affiliate of both Beacon and NxtPhase. Kenneth
M. Socha, Senior Managing Director of Perseus, is a member of our Board of Directors. John C. Fox, a Managing Director of Perseus, is a member of both the Beacon and NxtPhase boards of directors. Messrs. Socha and Fox received a one-time grant of an option to purchase 100,000 shares and 29,168 shares, respectively, of our Common Stock that vest daily over an 80-day period and seven-month period, respectively, at an exercise price equal to the fair market value of our Common Stock on the date of grant. These options are held for the benefit of Perseus. As non-employee directors, Messrs. Socha and Fox are also entitled to receive an annual retainer of $10,000, payable quarterly, plus $2,000 for each Board of Directors meeting attended in person and $500 for each meeting attended by telephone. As a member of the Compensation Committee and Executive Committee, Mr. Socha is also entitled to receive $500 per committee meeting. In addition, directors are reimbursed for reasonable out-of-pocket expenses incurred in the performance of their duties. Messrs. Socha and Fox have elected not to accept retainers or meeting fees for their participation as board and committee members.

         Entities affiliated with Perseus, L.L.C. own, as of September 29, 2005, approximately 48% of NxtPhase's outstanding common stock, 52% of NxtPhase's outstanding Class A preferred stock, and 16.5% of Beacon's outstanding Common Stock. Following the consummation of the plan of arrangement, we anticipate that these Perseus entities will receive approximately 8.9 million shares of our Common Stock, or approximately 47% of the total shares expected to be issued in the plan of arrangement. If the plan of arrangement is consummated, Perseus will own approximately 24.5% of our outstanding Common Stock. Based on the one-day volume weighted average price of our Common Stock on April 22, 2005, the date the Arrangement Agreement was signed, or $0.8548, the value of the shares to be issued to entities affiliated with Perseus, L.L.C. for its ownership of approximately 48% of NxtPhase's outstanding common stock and 52% of NxtPhase's outstanding Class A preferred stock was approximately $7.6 million. Based on the closing price of our Common Stock of $3.67 on September 12, 2005, the value of the shares to be issued to entities affiliated with Perseus, L.L.C. for its ownership interest of NxtPhase stock is approximately $32.7 million.

         As an "affiliate" of NxtPhase within the meaning of Rule 145 promulgated by the Securities Act of 1933, as amended, the shares of our Common Stock to be received by Perseus in connection with the plan of arrangement will be subject to some restrictions relating to their sale and transfer, but will not be subject to any holding period requirements.

         William E. Stanton, a member of our Board of Directors and our former Chief Executive Officer and President, has served as a consultant to us for services relating to our due diligence related to the plan of arrangement. The aggregate compensation provided to Mr. Stanton to date for these services is approximately $86,000 of which Mr. Stanton paid Beacon $21,500 to reduce his outstanding loan balance. On August 5, 2005, Mr. Stanton surrendered options to purchase 76,752 shares of Common Stock, which were granted to him on October 3, 2004. We gave Mr. Stanton credit for $100,544 as a result of such surrender, which equaled the excess of the value of the shares issuable upon exercise of the options, based on the mid-point of the high and the low trading prices per share of our Common Stock on August 5, 2005, over the exercise price of the options, to repay in full the outstanding principal of and interest on the loan advanced by us to Mr. Stanton during 2001.

Investment Agreement

         Beacon, Perseus Capital, L.L.C. and Perseus 2000 Expansion, L.L.C. entered into an Investment Agreement dated as of April 22, 2005 whereby (i) we agreed to issue and sell to Perseus 2000 Expansion 1,666,667 shares of our Common Stock and issue a warrant to Perseus 2000 Expansion for the purchase of 800,000 shares of our Common Stock (the "Initial Issuance"), (ii) we agreed to extend the term of our Class F warrant issued to Perseus Capital by two years so that it expires on May 23, 2007 rather than on May 23, 2005 (the "Extended Warrant"), (iii) Perseus 2000 Expansion agreed, to purchase on demand additional shares of our Common Stock having a maximum aggregate value of $1,500,000 at $0.84 per share (the "Call Option") and (iv) Perseus 2000 Expansion was granted the option to assign to us its right to make a maximum investment of $1,500,000 in NxtPhase, to be made in three tranches (the "NxtPhase Investment Option"), which was granted in connection with a Preferred Stock Purchase Agreement among NxtPhase and certain of its existing Class A preferred shareholders. On May 24, 2005, the Initial Issuance was completed and the Extended Warrant was issued. In the case of the NxtPhase Investment Option, Perseus 2000 Expansion purchased shares of our Common Stock at $0.84 per share and we used the proceeds to purchase shares of NxtPhase Class A preferred shares at the price per share.

         We closed the transactions contemplated by the Initial Issuance and the Extended Warrant on May 24, 2005. The Call Option was exercised and the transaction closed on July 26, 2005. We issued to Perseus 2000 Expansion 1,785,714 shares of our Common Stock in connection with the Call Option.

         Perseus 2000 Expansion exercised the NxtPhase Investment Option; the first tranche of the investment closed on June 13, 2005 and the second tranche closed on July 21, 2005. On each of these two closings, we issued to Perseus 2000 Expansion 595,238 shares of our Common Stock and a warrant to purchase 138,636 shares of our Common Stock, and NxtPhase issued to us 111,111 shares of its Class A preferred stock. With respect to the third tranche, Perseus 2000 Expansion did not exercise the NxtPhase Investment Option and instead, purchased NxtPhase Class A preferred shares directly from NxtPhase on August 29, 2005. The NxtPhase Investment Option required us to purchase NxtPhase Class A preferred shares using the funds received from Perseus 2000 Expansion. If the plan of arrangement with NxtPhase is not consummated or does not occur within a certain period, we will transfer our NxtPhase Class A preferred shares to Perseus 2000 Expansion and Perseus 2000 Expansion will transfer its Beacon Common Stock issued in connection with the NxtPhase Investment Option to us.

         In connection with this Perseus financing, we entered into a Registration Rights Agreement for the registration of the shares of our Common Stock issuable pursuant to the Initial Issuance, the Extended Warrant, the Call Option and the NxtPhase Investment Option.

Advances to Certain Officers

         During 2001, we advanced approximately $565,000 to William E. Stanton, a member of our board of directors, a consultant to us and our former Chief Executive Officer and President. This advance was interest bearing and secured by Mr. Stanton's holdings of our Common Stock and options and was paid to him to allow the exercise of stock options and the payment of related taxes. Through December 31, 2004, we collected approximately $464,000 in principal payments on this advance. The balance of this loan as of December 31, 2004 was $100,544. On August 5, 2005, Mr. Stanton surrendered options to purchase 76,752 shares of Common Stock, which were granted to him on October 13, 2004. We gave Mr. Stanton credit for $100,544 as a result of such surrender, which equaled the excess of the value of the shares issuable upon exercise of the options, based on the mid-point of the high and the low trading prices per share of our Common Stock on August 5, 2005, over the exercise price of the options, to repay in full the outstanding principal of and interest on the loan advanced by us to Mr. Stanton as described above.

         Mr. Stanton also serves as a consultant to us for services relating to the proposed plan of arrangement with NxtPhase. The aggregate compensation paid to Mr. Stanton to date for consulting services is approximately $86,000, of which, Mr. Stanton paid Beacon $21,500 to reduce his outstanding loan balance.

Indemnification Agreements with Our Directors and Officers

         We have entered into indemnification agreements with our directors and officers. Subject to certain limited exceptions, under these agreements, we will be obligated, to the fullest extent not prohibited by the Delaware General Corporation Law, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were Beacon directors or officers. We also maintain liability insurance for our directors and executive officers in order to limit our exposure to liability for indemnification of our directors and executive officers.

Agreement with GE Corporation Research and Development

         As a result of the investment in Beacon by GE Capital Equity Investments, Inc., we entered into an agreement with GE Corporate Research and Development (GE CR&D), under which GE CR&D will provide Beacon with technical expertise in controls and materials. Under the terms of that agreement, GE CR&D agreed to make available to us up to $2,000,000 of its services at cost and we issued a warrant to GE Equity to purchase 240,000 shares of our Common Stock at an exercise price of $2.10 per share. Of these warrants, 120,000 vested immediately and 120,000 will vest ratably to the extent to which we use GE CR&D's services. This agreement terminates and any unvested shares are forfeited on October 24, 2005. We did not engage GE CR&D for any services through December 31, 2004; thus no other shares were vested during 2004.

                                   PROPOSAL 2

           APPROVAL AND RATIFICATION OF OUR THIRD AMENDED AND RESTATED
 1998 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
                 ISSUABLE FROM 9,000,000 TO 23,000,000 AND TO
        ENSURE COMPLIANCE WITH SECTION 409A OF THE INTERNAL REVENUE CODE

         Our shareholders are asked to act upon a proposal to approve and ratify our Third Amended and Restated 1998 Stock Incentive Plan, which amends and restates our Second Amended and Restated 1998 Stock Incentive Plan, to increase the number of authorized shares of common stock issuable under the plan from 9,000,000 to 23,000,000 shares and to approve the subsequent amendment of the plan, if required, to ensure compliance with Section 409A of the Internal Revenue Code.

         A copy of the proposed Third Amended and Restated 1998 Stock Incentive Plan, which amends and restates our Second Amended and Restated 1998 Stock Incentive Plan, is attached as Annex A to this Proxy Statement, which you should read. The following summary is qualified in its entirety by reference to the Third Amended and Restated 1998 Stock Incentive Plan and the proposed amendments.

General

         Our Second Amended and Restated 1998 Stock Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted and unrestricted stock awards and stock appreciation rights to our employees, directors and consultants, and to affiliates, as defined in the plan, to purchase up to an aggregate of 9,000,000 shares of our Common Stock, subject to adjustment for stock splits and similar capital changes.

         On July 26, 2005, our Board of Directors adopted, subject to stockholder approval, the Third Amended and Restated 1998 Stock Incentive Plan to increase in the number of shares of our Common Stock available for issuance under the plan from an aggregate of 9,000,000 shares to 23,000,000 shares and to approve the subsequent amendment of the plan, if required, to ensure compliance with Section 409A of the Internal Revenue Code regarding grants made under the plan. Our Board of Directors believes that awards under the plan have been and will continue to be an important compensation element in attracting and retaining key employees, directors and consultants who are expected to achieve certain performance goals and to participate in our growth and success.

         Under the Second Amended and Restated 1998 Stock Incentive Plan, as of September 20, 2005, 5,331,576 shares of our Common Stock were outstanding, 17,317 shares of our Common Stock remained available for issuance of future grants, options to purchase 2,305,320 shares of our Common Stock had been exercised and 1,345,787 shares of restricted stock had been awarded. As of September 20, 2005, we had a total of 24 full-time employees, seven directors and one consultant and advisor who were eligible to participate in the Second Amended and Restated 1998 Stock Incentive Plan. The granting of awards under the plan is discretionary and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

         As a result of newly enacted Section 409A of the Internal Revenue Code, the Third Amended and Restated 1998 Stock Incentive Plan incorporates language providing that the plan comply with the requirements of Section 409A of the Code as it pertains to deferred compensation arrangements. This amendment generally requires that the ancillary award agreements (option or restricted stock) specify, to the extent required, the specific variables to insure compliance. The amendment includes reference to those exceptions to Section 409A that are applicable. At this time, no specific provision has been incorporated into the plan as to future grants under the plan or the treatment of grandfathered awards under the plan.

         In addition, the plan has been amended to permit the subsequent modification of both the plan documents, as well as awards granted pursuant to the plan to the extent required by subsequent regulatory guidance to be issued by the Internal Revenue Service or other governmental agencies related to
Section 409A of the Code. In this regard, latitude has been incorporated to permit the substitution of awards to the extent necessary to insure that the statutory requirements associated with Section 409A of the Code have been satisfied. Final amendments to any deferred compensation arrangement are required by December 31, 2005; currently interim good faith operational compliance is mandated.

Description of Awards

         The Third Amended and Restated 1998 Stock Incentive Plan, as proposed, provides for the grant of incentive stock options intended to qualify under
Section 422 of the Internal Revenue Code, non statutory stock options, restricted stock awards and unrestricted stock awards, including the grant of shares based upon certain performance goals, and the grant of stock appreciation rights.

         Incentive Stock Options and Nonstatutory Stock Options. Participants receive the right to purchase a specified number of shares of our Common Stock at a specified option price, subject to other terms and conditions as are specified in connection with the option grant. Incentive stock options are granted at an exercise price, which is at least equal to or greater than the fair market value of the shares of our Common Stock on the date of grant. Nonstatutory stock options may be granted at such prices as our Board of Directors may determine. Incentive stock options may not be granted more than ten years after the effective date of the Third Amended and Restated 1998 Stock Incentive Plan. The Third Amended and Restated 1998 Stock Incentive Plan permits the option exercise price to be paid in cash or, to the extent permitted by our Board of Directors at or after the option grant date, by delivery of a note or other commitment, shares of our Common Stock owned by the participant, or such other lawful consideration, including a payment commitment of a financial or brokerage institution, as our Board of Directors may in all cases determine.

         Restricted and Unrestricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our Common Stock on such terms as our Board of Directors determines, subject to forfeiture in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period or periods established for the award. Unrestricted stock awards entitle recipients to acquire shares of our Common Stock not subject to restrictions or forfeiture, on such terms as our Board of Directors determines. Our Board of Directors can establish performance goals for the granting of restricted and unrestricted stock awards. Shares of restricted stock or unrestricted stock can be issued for no cash consideration, minimum consideration as required by applicable law or other consideration as determined by our Board of Directors.

         Stock Appreciation Rights. Participants may be granted rights to receive any excess in the value of shares of our Common Stock over the exercise price. The Third Amended and Restated 1998 Stock Incentive Plan permits our Board of Directors to determine on the date of grant or after the date of grant whether stock appreciation rights are settled in cash, in shares of our Common Stock or other securities of ours, or any other type of stock award or stock option available under the Third Amended and Restated 1998 Stock Incentive Plan. Our Board of Directors may define the manner of determining the excess in value of shares of our Common Stock and will fix the exercise price of each stock appreciation right or specify the manner in which the price will be determined.

Eligibility

         Our directors, officers, employees, consultants and advisors, are eligible to be participants under the Third Amended and Restated 1998 Stock Incentive Plan. Under present law, however, incentive stock options may only be granted to our employees. The maximum number of shares of our Common Stock, with respect to which awards may be granted to any participant under the Third Amended and Restated 1998 Stock Incentive Plan, may not exceed in the aggregate 450,000 shares in any calendar year.

Administration

         We anticipate that the Third Amended and Restated 1998 Stock Incentive Plan will be administered by our Compensation Committee, on behalf of our Board of Directors. Within the limits of the Third Amended and Restated 1998 Stock Incentive Plan, our Compensation Committee will have discretion to determine the times at which and the individuals to whom awards will be granted and the terms and conditions upon which such awards will be granted, including the types of awards to be granted, the number of shares of our Common Stock covered by each award, the price, if any, method of payment for each award, the duration of each award and the time or times during its term at which all or portions of each award will be exercisable. Subject to certain limitations, our Compensation Committee may be able to delegate to one or more of our executive officers the power to make awards to certain individuals.

         Our Compensation Committee may establish such rules and procedures for the administration of the Third Amended and Restated 1998 Stock Incentive Plan, make such determinations and interpretations with respect to the Third Amended and Restated 1998 Stock Incentive Plan or awards made, and include such further terms and conditions in awards granted under the Third Amended and Restated 1998 Stock Incentive Plan as it deems advisable. The decisions of our Compensation Committee are final.

Amendment or Termination

         No award may be made under the Third Amended and Restated 1998 Stock Incentive Plan after June 5, 2010, but awards previously granted may extend beyond that date. Our Board of Directors may at any time amend, suspend or terminate the Third Amended and Restated 1998 Stock Incentive Plan or any portion of it at any time, subject to stockholder approval as our Board of Directors determines to be necessary or advisable, except that no award designated as subject to Section 162(m) of the Internal Revenue Code by our Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such award) unless and until such amendment shall have been approved by our stockholders.

Material U.S. Federal Income Tax Consequences

         The following generally summarizes the U.S. federal income tax consequences that generally will arise with respect to awards granted under the Third Amended and Restated 1998 Stock Incentive Plan. This summary is based on the U.S. federal income tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

         Incentive Stock Options

         In general, a participant will not recognize taxable income upon the grant of an incentive stock option. Also, except as described below, a participant will not recognize taxable income upon exercise of an incentive stock option if the participant has been employed by a company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

         In general, a participant will recognize taxable income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods for a profit, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. Any capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

         Nonstatutory Stock Options

         In general, participant will not recognize taxable income upon the grant of a nonstatutory stock option, provided that such option is granted with an exercise price equal to or greater than the fair market value of the underlying stock on the date of grant. Instead, a participant will recognize compensation taxed as ordinary income upon the exercise of a nonstatutory stock option equal to the fair market value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

         In the case of nonstatutory options granted at less than fair market value, such nonstatutory options may be subject to the provisions of Section 409A of the Internal Revenue Code and accordingly, subject to special rules.

         Restricted Stock and Other Stock-Based Awards

         Participants receiving stock pursuant to an award generally will recognize compensation taxable as ordinary income equal to the fair market value of the stock received, reduced by any purchase price paid. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

         Participants receiving cash pursuant to an award such as stock appreciation rights generally will recognize compensation taxable as ordinary income equal to the cash received.

         The tax consequences associated with any other stock-based award granted under our Third Amended and Restated 1998 Stock Incentive Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant's holding period and tax basis for the award or underlying Common Stock.

         In addition, any award issued pursuant to our Amended and Restated 1998 Stock Incentive Plan, except incentive stock options and nonstatutory options granted with an exercise price equal to or greater than the fair market value of the underlying stock on the date of grant, may be subject to the provisions of
Section 409A of the Internal Revenue Code and accordingly, subject to special rules.

         Taxation under Section 409A of the Internal Revenue Code

         Under Section 409A of the Internal Revenue Code, which was added by the American Jobs Creation Act of 2004, generally effective beginning in 2005, compensation deferred under nonqualified deferred compensation plans that do not satisfy election, distribution and funding restrictions will be subject to current income tax inclusion, a 20% tax and interest assessment in the year of deferral, to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. Our Third Amended and Restated 1998 Stock Incentive Plan will be operated in good faith compliance with the provisions of
Section 409A, in order to avoid such assessment and will be amended accordingly upon issuance of regulatory guidance, if required.

         Tax Consequences to Beacon

         There will be no tax consequences to us except that we will be entitled to a deduction when a participant recognizes ordinary income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code. We may be required to pay employment taxes with respect to any compensation taxed as ordinary income recognized by a participant recognized as a result of an award.

         Summary Only

         The foregoing statement is only a summary of the U.S. federal income tax consequences of our Third Amended and Restated 1998 Stock Incentive Plan and is based on our understanding of present U.S. federal tax laws and regulations.


New Plan Benefits

         The future benefits or amounts that would be received under the Third Amended and Restated 1998 Stock Incentive Plan by directors, executive officers and other employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if the Third Amended and Restated 1998 Stock Incentive Plan had been in effect cannot be determined.

Required Vote and Board of Directors Recommendation

         Approval, amendment and ratification of the Third Amended and Restated 1998 Stock Incentive Plan require the affirmative vote of the holders of a majority of the total votes cast on the proposal in person or by proxy at the Annual Meeting. Proxies solicited by management for which no specific direction is included will be voted "FOR" the approval of the Third Amended and Restated 1998 Stock Incentive Plan.

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL, AMENDMENT AND RATIFICATION OF OUR THIRD AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE PLAN FROM 9,000,000 TO 23,000,000 AND TO ENSURE THAT THE PLAN WILL BE COMPLIANT WITH SECTION 409A OF THE INTERNAL REVENUE CODE AS IT PERTAINS TO DEFERRED COMPENSATION ARRANGEMENTS.

                                   PROPOSAL 3

        AMENDMENT TO AND RATIFICATION OF OUR EMPLOYEE STOCK PURCHASE PLAN
         TO INCREASE THE AGGREGATE NUMBER OF SHARES OF OUR COMMON STOCK
                      ISSUABLE FROM 1,000,000 TO 2,000,000


         On July 26, 2005, our Board of Directors adopted, subject to stockholder approval, an amendment to our Employee Stock Purchase Plan (the "ESPP") to increase the total number of shares of our Common Stock authorized for issuance under the ESPP in effect prior to the adoption of the proposed amendment and restatement, from 1,000,000 shares to 2,000,000 shares.

         Our Board of Directors adopted the amendment to the ESPP because it believes that the number of shares currently available under the existing ESPP is insufficient to satisfy the expected share requirements under this plan. Our Board of Directors believes that the continued ability of our employees to purchase shares under the plan will be an important element in attracting and retaining employees who are expected to contribute to our growth and success.

         As of September 20, 2005, 885,126 shares of our Common Stock were available for issuance under the ESPP. On September 20, 2005, the last reported sale price of our Common Stock on the NASDAQ SmallCap Market was $3.54 per share.

Description of the ESPP

         The following is a brief summary of the ESPP, as proposed to be amended. The full text of the ESPP, as proposed to be amended, is attached as Annex B to this Proxy Statement. The following summary is qualified in its entirety by reference to the ESPP.

         General. The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. The ESPP permits our employees to purchase discounted shares of our Common Stock from us in a series of one or more offerings. The ESPP is designed to encourage and assist our employees in acquiring an equity interest in Beacon through the purchase of our Common Stock.

         Eligibility. With certain limited exceptions in the case of employees who hold a significant amount of our Common Stock, all of our employees, including our directors who are also employees, and all employees of any designated subsidiaries of Beacon, are eligible to participate, provided that:

     o they are customarily employed by us for more than 20 hours per week and for more than five months in a calendar year;

     o they have been employed by us for at least 90 days prior to participation; and o they are employees of ours on the first day of the applicable offering period.

         Participation in the ESPP. Participation in the ESPP is voluntary. As of September 20, 2005, we had approximately 24 employees eligible to participate pursuant to the ESPP, and two of such employees participated in the plan. Because each employee's participation in the plan is purely voluntary, the future benefits under the ESPP are not yet determinable. The following table summarizes the number of shares purchased under the ESPP by designated individuals and groups (including all employees of the directors and executive officers included in the table) since the ESPP's adoption in October 2000:


                       BEACON EMPLOYEE STOCK PURCHASE PLAN

                                                                                                        Number of
                                                                                                         Shares
Name of Individual or Identification of Group           Title/Position          Dollar Value ($)(1)     Purchased
---------------------------------------------   ------------------------------   -----------------   --------------
Matthew L. Lazarewicz                               Vice President and Chief           $ 100,051           28,263
                                                    Technology Officer
---------------------------------------------   ------------------------------   -----------------   --------------
All executive officers, as a group                                                     $ 100,051           28,263
---------------------------------------------   ------------------------------   -----------------   --------------
All directors who are not executive                                                           --               --
  officers, as a group
---------------------------------------------   ------------------------------   -----------------   --------------
All employees, including all officers                                                  $ 306,603           86,611
  who are not executive officers, as a group

(1) Based upon the last sales price per share of Beacon common stock ($3.54) on September 20, 2005, as reported on the NASDAQ SmallCap Market.


         Administration; Offering Periods. The ESPP is administered by our Compensation Committee on behalf of our Board of Directors. Our Compensation Committee has the authority to make rules and regulations for the administration of the ESPP, and its interpretations and decisions are final and conclusive. An offering period generally extends for six months; however, our Compensation Committee or Board of Directors may, in its discretion, choose an offering period of 12 months or less for each offering and choose a different offering period for each offering.

         Payment of Purchase Price; Payroll Deductions

         An eligible employee may participate in the ESPP by filing with us a completed authorization for payroll deduction at least 14 days prior to the applicable offering commencement date authorizing us to deduct not more than 10% of his gross after-tax compensation during the offering period. Under the terms of the ESPP, the option price is an amount equal to 85% of the lesser of the fair market value per share of our Common Stock on the first business day of an offering period or the last business day of such period. The employee would then be deemed to have been granted an option at the end of the applicable offering period to purchase (1) the largest number of whole shares of our Common Stock that does not exceed the number that is obtained by dividing (A) the employee's payroll deductions for the offering period by (B) the option price. If the offering is any period other than six months, the payroll deductions will be adjusted proportionately to reflect the length of the offering period.

         No employee may be granted an option under the ESPP if, immediately after the grant, the employee would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total voting power or value of all classes of stock of Beacon. In addition, no employee may be granted an option under the ESPP which would give the employee the right to purchase stock under all of our stock purchase plans with a fair market value in excess of $25,000 (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time.

         Dissolution and Merger. The ESPP contains provisions addressing the consequences of a dissolution, merger or consolidation of Beacon or a sale of all or substantially all of Beacon's assets.

         Termination or Amendment. Our Board of Directors may at any time modify, amend or terminate the ESPP in any respect, except where such modification or amendment would require approval by our stockholders under
Section 423 of the Internal Revenue Code, in which case it may not be effected without such approval, and in no event may an amendment be made which would cause the ESPP to fail to comply with Section 423 of the Internal Revenue Code.

Material U.S. Federal Income Tax Consequences

         The following generally summarizes the U.S. federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of our Common Stock acquired under the ESPP. This summary is based on the U.S. federal income tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

         Tax Consequences to Participants. The amounts deducted from a participant's pay under the ESPP will be included in the participant's compensation and will be subject to federal income tax. A participant will not have income upon enrolling in the plan or upon purchasing stock at the end of an offering.

         If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock at a profit (the sales proceeds exceed the purchase price), then the participant will recognize compensation taxable as ordinary income equal to the lesser of:

     o 15% of the fair market value of the stock on the day the offering commenced; and

     o    the participant's profit.

         Any additional gain or loss recognized on the disposition of the stock after satisfying these waiting periods will be long-term capital gain or loss.

         If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will recognize compensation taxable as ordinary income equal to the fair market value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the fair market value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

         Tax Consequences to Beacon. There will be no tax consequences to us except that we will be entitled to a deduction when a participant recognizes compensation taxable as ordinary income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

New Plan Benefits

         The future benefits or amounts that would be received under this amendment to our Employee Stock Purchase Plan by directors, executive officers and other employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if this amendment to our Employee Stock Purchase Plan had been in effect cannot be determined.

Required Vote and Board of Directors Recommendation

         Approval of the amendment to our Employee Stock Purchase Plan requires the affirmative vote of the holders of a majority of the total votes cast on the proposal in person or by proxy at the meeting. Proxies solicited by management for which no specific direction is included will be voted "FOR" the approval of the amendment of our Employee Stock Purchase Plan.

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO AND RATIFICATION OF OUR EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES ISSUABLE FROM 1,000,000 TO 2,000,000.

                                   PROPOSAL 4

                      RATIFICATION OF SELECTION OF AUDITORS


         We are submitting for ratification at the Annual Meeting the selection, by our Audit Committee, of Miller Wachman LLP as independent auditors to audit our books and accounts for the fiscal year ending December 31, 2005. Such ratification requires the affirmative vote of a majority of the shares entitled to vote thereon present in person or represented by proxy at the Annual Meeting when a quorum is present. Representatives of Miller Wachman will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and will respond to appropriate questions of stockholders. Our former independent public accountants, Deloitte & Touche LLP will not be represented at the Annual Meeting, and as such, will not be available to make any statement or respond to questions.

         Miller Wachman has advised us that neither it nor any of its members has any direct financial interest in Beacon as a promoter, underwriter, voting trustee, director, officer or employee.

Independent Public Accountants

         On August 27, 2004, our former independent auditors, Deloitte, informed us of its decision to resign from performing the review and audit of our books and accounts effective immediately. The decision to resign was solely that of Deloitte. We had engaged Deloitte as our principal auditors since before our initial public offering in November 2000 through the date of Deloitte's resignation, August 27, 2004. Deloitte performed the review and audit of our books and accounts for the fiscal year ending December 31, 2003 and performed quarterly reviews through June 30, 2004. Deloitte's report for 2003 contained an unqualified opinion regarding the fair presentation of our financial statements, but Deloitte's 2003 audit report contained a modification paragraph expressing doubt about our ability to continue as a going concern. There were no disagreements during the prior two fiscal years between Deloitte and Beacon management.

         Deloitte advised us that neither it nor any of its members has any direct financial interest in Beacon as a promoter, underwriter, voting trustee, director, officer or employee. We provided Deloitte with a copy of the foregoing disclosure and requested that Deloitte furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of that letter, dated October 20, 2004, was filed as Exhibit 16.1 to our Report on Form 8-K/A filed with the Commission November 2, 2004.

Principal Accounting Fees and Services

                              Miller Wachman                     Deloitte                        Total
                        ----------------------------    ---------------------------    ---------------------------
                           2004            2003            2004           2003            2004            2003
                        ------------    ------------    -----------    ------------    ------------    -----------

Audit Fees                 $ 75,000           $   -        $22,590       $ 145,410         $97,590      $ 145,410
Audit-Related Fees                -               -              -               -               -              -
Tax Fees                     10,000               -              -          76,480          10,000         76,480
All Other Fees                    -               -              -               -               -              -
                        ------------    ------------    -----------    ------------    ------------    -----------
Total Fees                 $ 85,000           $   -       $ 22,590       $ 221,890       $ 107,590      $ 221,890
                        ============    ============    ===========    ============    ============    ===========


Audit Fees

         The aggregate audit fees billed by Miller Wachman for the fiscal year ended December 31, 2004 were $75,000 and the aggregate audit fees billed by Deloitte for the fiscal year ended December 31, 2004 and 2003 were $22,590 and $145,410, respectively. These fees include amounts for the audit of our consolidated annual financial statements and the reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, including related services such as attest services and consents.

Audit-Related Fees

         There were no audit-related fees billed during the fiscal years ended December 31, 2004 and December 31, 2003.

Tax Fees

         The aggregate fees billed by Miller Wachman for tax services rendered during the fiscal year 2004 were $10,000. The aggregate fees billed by Deloitte for tax services rendered for fiscal year 2003 were $76,480. The Deloitte fees were for the preparation and filing of the 2003 and 2002 income tax return, developing estimated payments for 2004 income taxes, and tax advice related to our restricted stock unit bonus program.

All Other Fees

         Other than the services performed above, there were no other fees billed for 2004 and 2003.

Audit Committee Pre-Approval Requirements

         The charter of our Audit Committee provides that it has the sole authority to review in advance and grant any pre-approvals of (i) all auditing services to be provided by the independent auditor, (ii) all significant non-audit services to be provided by the independent auditors as permitted by
Section 10A of the Securities Exchange Act of 1934 and (iii) all fees and the terms of engagement with respect to such services. All audit and non-audit services performed by Miller Wachman during fiscal 2004 were pre-approved pursuant to the procedures outlined above.

Required Vote and Board of Directors Recommendation

         Approval of the ratification of the selection, by our Audit Committee, of Miller Wachman LLP as independent auditors to audit our books and accounts for the fiscal year ending December 31, 2005 requires the affirmative vote of the holders of a majority of the shares represented at the Annual Meeting. Proxies solicited by management for which no specific direction is included will be voted "FOR" the approval of the ratification of the selection of Miller Wachman LLP.

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE RATIFICATION OF THE SELECTION OF MILLER WACHMAN LLP AS INDEPENDENT AUDITORS TO AUDIT OUR BOOKS AND ACCOUNTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, we do not know of any matters that will be brought before the Annual Meeting other than those specified in the Notice of Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the form of proxy, or their substitutes, will vote on such matters in accordance with their best judgment.

                              FINANCIAL STATEMENTS

         Our Annual Report to Stockholders is provided to stockholders along with this Proxy Statement and contains our financial statements. The Annual Report and the financial statements contained therein are not to be considered as a part of this soliciting material.

                         HOUSEHOLDING OF PROXY MATERIALS

         The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

         This year, a number of brokers with account holders who are Beacon stockholders will be "householding" our proxy materials. A singly proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your request to Beacon Power Corporation, Attention: Investor Relations, 234 Ballardvale Street, Wilmington, MA 01887 or contact Investor Relations at (978) 661-2825. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

                  STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

         Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Stockholders in 2006 may do so by complying with SEC rules and our By-Laws. To be eligible for inclusion, stockholder proposals must be received by us on or before March 15, 2006. If you would like a copy of the requirements contained in our By-Laws, please contact James M. Spiezio, Secretary, Beacon Power Corporation, 234 Ballardvale Street, Wilmington, Massachusetts 01887.

         If a stockholder of Beacon wishes to present a proposal before the 2006 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in Beacon's proxy statement and proxy card, such stockholder must give written notice to the Secretary of Beacon at the address noted above. The Secretary must receive such notice by April 10, 2006. If a stockholder fails to provide timely notice of a proposal to be presented at the 2006 Annual Meeting of Stockholders, the proxies designated by the Board of Directors of Beacon will have discretionary authority to vote on any such proposal.

                                       By order of the Board of Directors,
                                       Beacon Power Corporation

                                       /s/ F. William Capp
                                       ----------------------
                                       F. William Capp
                                       President and Chief Executive Officer

Wilmington, Massachusetts
October 7, 2005

                                                                   ANNEX A

                            BEACON POWER CORPORATION

              THIRD AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN

1.       Purpose

         The purpose of this Third Amended and Restated 1998 Stock Incentive Plan (the "Plan") of Beacon Power Corporation, a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of the Company as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.       Eligibility

         All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.       Administration, Delegation

         (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

         (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

         (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). The Compensation Committee of the Board, consisting of not less than two members, each member of which is an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, has been appointed by the Board. All references in the Plan to the "Board" shall mean the Board or the Compensation Committee of the Board or the executive officer referred to in
Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.       Stock Available for Awards

         (a) Number of Shares. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 23,000,000 shares of common stock of the Company, $0.01 par value per share (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) Per-Participant Limit. Subject to adjustment under Section 4(c), the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 450,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

         (c) Adjustment to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option (as hereinafter defined), (iii) the repurchase price per security subject to each outstanding Restricted Stock Award (as hereinafter defined), and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and Section 8(e)(1) also applies to any event, Section 8(e)(1) shall be applicable to such event, and this Section 4(c) shall not be applicable.

5.       Stock Options

         (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price per share and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

         (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

         (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

         (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of ten (10) years.

         (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by another form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares of Common Stock for which the Option is exercised.

         (f) Payment upon Exercise. Common Stock purchased upon the exercise of an option granted under the Plan shall be paid for as follows:

                  (1) in cash or by check, payable to the order of the Company;

                  (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

                  (3) delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery;

                  (4) to the extent permitted by the Board, in its sole discretion, (i) by delivery of a promissory note of the Participant to the Company on terms determined by the Board or (ii) by payment of such other lawful consideration as the Board may determine; or

                  (5) any combination of the above permitted forms of payment.

         (g) Nonqualified Options with Fair Market Value Exercise Price. Unless otherwise determined by the Board pursuant to subsection (h) below, to avoid a deferral of compensation falling within the requirements of Section 409A of the Code, any Option to purchase stock, other than an Incentive Stock Option described in Section 422 of the Code will have the following characteristics:
(i) the exercise price will never be less than the fair market value of the underlying stock on the date the Option is granted, (ii) the receipt, transfer or exercise of the Option will be subject to taxation under Section 83 of the Code, and (iii) the Option will not include any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of the Option.

         (h) Nonqualified Options with Exercise Price Less than Fair Market Value. Notwithstanding subsection (g) above, to the extent that any Nonqualified Option may constitute a deferral of compensation, said Option shall comply with the requirements of Section 409A of the Code as set forth in the corresponding option agreement.

6.       Restricted Stock

         (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

         (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

         (c) Deferred Compensation. To the extent that any Award of shares of restricted stock may constitute a deferral of compensation, the Award shall comply with the requirements of Section 409A of the Code as set forth in the corresponding Restricted Stock Award.

7.       Other Stock-Based Awards

         The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

         Notwithstanding the foregoing, however, the form and/or operation of any such Award will not constitute "deferred compensation" under Section 409A of the Code or if such Award, in form or operation, constitute "deferred compensation" the Award shall comply with the requirements under Section 409A of the Code as set forth in the corresponding Award agreement.

8.       General Provisions Applicable to Awards

         (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

         Notwithstanding the foregoing, a Participant's transfer to a revocable trust that is solely for the benefit of the Participant and the Participant's spouse and/or issue during his lifetime and transfer under such trust at the Participant's death to the trust's intended beneficiaries shall not be deemed to be prohibited by the foregoing provisions. If any person other than the Participant, the Participant's then current spouse, and the Participant's issue shall possess a vested interest in such trust during the lifetime of the Participant, such interest shall not be recognized hereunder as giving such person any right the benefit of an Award. In such event the Award shall revest in the Participant as if such transfer in trust had not occurred. Any Award that consists of an incentive stock option and that is transferred to a trust as permitted in this paragraph, and any shares purchased thereunder, are subject to any applicable rules of the Internal Revenue Code concerning the effects of such transfers on incentive stock option status.

         (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan. In addition, each such written Award shall contain such terms and conditions as are necessary to comply with the requirements of Section 409A of the Code.

         (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

         (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

         (e) Acquisition Events

                  (1) Consequences of Acquisition Events. Upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to then outstanding Awards: (i) provide that all outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; (ii) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time (the "Acceleration Time") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Time and the consummation of such Acquisition Event; (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options; (iv) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event; and (v) provide that any other stock-based Awards outstanding (A) shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event, or (B), if applicable, shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

         Except as otherwise may be required with respect to any Award constituting deferred compensation under Section 409A of the Code, in which case the provisions of said Section 409A shall prevail as set forth in the individual Award agreement, an "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) the complete liquidation of the Company.

                  (2) Assumption of Options Upon Certain Events. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate under the circumstances. Such substitute Awards shall not constitute a deferral of compensation under Section 409A of the Code. Notwithstanding the foregoing, to the extent that the Board determines that any such substitute Award shall constitute a deferral of compensation under
Section 409A of the Code such Award shall be accompanied by a written Award agreement which shall set forth the terms and conditions required to comply with the provisions of Section 409A of the Code.

         (f) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

         (g) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, accelerating the vesting of an Award (and in appropriate cases, providing that the portion so accelerated be held as restricted stock), and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant. Notwithstanding the foregoing, any amendment pursuant to this subsection 8(g) shall not be permitted to the extent that the individual Award or this Plan, in general, would constitute deferred compensation subject to Section 409A of the Code unless the Award agreement sets forth the terms and conditions necessary to comply with the requirements of Section 409A of the Code.

         (h) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

         (i) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be. Notwithstanding the foregoing, to the extent that any acceleration pursuant to this subsection 8(i) pertains to an Award which constitutes "deferred compensation" under Section 409A of the Code such acceleration shall comply with any requirements of Section 409A which may be applicable.

9.       Miscellaneous

         (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the close of business on the record date for such stock dividend and the close of business on the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

         (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

         (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that, to the extent required by Section 162(m), no Award granted to a Participant designated as subject to
Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders. Notwithstanding the foregoing, any amendment pursuant to this subsection 9(d) shall not be permitted to the extent that the individual Award or this Plan, in general, would constitute deferred compensation subject to Section 409A of the Code unless the Award agreement sets forth the terms and conditions necessary to comply with the requirements of Section 409A of the Code. In addition, the Board expressly reserves the right to amend the Plan, as required, to comply with any regulatory guidance issued with respect to Section 409A of the Code.

         (e) Stockholder Approval. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) of the Code.

         (f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                                                       ANNEX B

                            BEACON POWER CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN,
                                   as amended


         Beacon Power Corporation, a Delaware corporation (the "Company") establishes this Beacon Power Corporation Employee Stock Purchase Plan (the "Plan") to provide eligible employees of the Company and Affiliated Companies, if any, who wish to become shareholders (or to increase their shareholdings) in the Company with a convenient method of doing so. The Company believes that employee participation in the ownership of the equity of the Company will be to the mutual benefit of the employees and the Company.

         1. Purpose.

         The Plan provides Eligible Employees an opportunity to acquire shares of Company Common Stock, $.01 par value, under circumstances which enable them to obtain the income tax benefits described in Code Section 423. The Plan is intended to provide employees incentive to continue to promote the Company's best interests and to enhance its long-term performance.

         2. Definitions.

         Wherever used, the following words and phrases will have the meanings stated below unless a different meaning is plainly required by the context:

         "Affiliated Company" means any subsidiary corporation of the Company, as defined in Code Sections 424(f).

         "Applicable Grant Date" means, for any Option, the date on which such Option was granted. The first Applicable Grant Date shall be the Effective Date, the second Applicable Grant Date shall be May 16, 2001 and thereafter, each other Applicable Grant Date shall be a Semiannual Grant Date.

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means a committee appointed by the Board to which the Board may delegate its powers to administer the Plan.

         "Common Stock" means shares of the common stock of the Company, $.01 par value.

         "Company" means Beacon Power Corporation, a Delaware corporation.

         "Compensation" means the total cash remuneration a Participant receives during an Exercise Period as salary or wages, including overtime pay and bonuses and excluding all other forms of remuneration.

         "Disability" means permanent and total disability as defined in Code
Section 22(e)(3).

         "Effective Date" means the effective date of a registration statement under the Securities Act of 1933, as amended, for the shares of Common Stock to be issued pursuant to the Plan. Filing of any such registration statement is at the discretion of the Company.

         "Eligible Employee" means each person who, on the Effective Date or on an Applicable Grant Date, is employed by the Company or an Affiliated Company on a full or part-time basis and has been an employee for three or more months at that date. No employee will be eligible if he or she is an owner of 5% or more of the stock of the Company or an Affiliated Company, as determined under Code
Section 423(b)(3).

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Exercise Date" means any date on which an Eligible Employee purchases Common Stock pursuant to an Option under this Plan, which shall, with respect to each Option, be the last day of the Exercise Period in which such Option is granted.

         "Exercise Period" means the six-month period commencing on an Applicable Grant Date and ending at 5 p.m. on October 31 or April 30 as applicable, except that the first Exercise Period shall be the period beginning on the Effective Date and ending at 5 p.m. on April 30, 2001. If the Plan is terminated, then the Exercise Period in which it is terminated shall end on the date immediately preceding the effective date of such termination. If any of the preceding ending dates falls on a Saturday, Sunday or legal holiday in the Commonwealth of Massachusetts, then that Exercise Period shall end on the day most closely preceding such date which is not a Saturday, Sunday or legal holiday in the Commonwealth of Massachusetts.

         "Fair Market Value Per Share of Common Stock" shall mean (i) the closing sales price on such day on the NASDAQ SmallCap Market, or, (ii) if the Common Stock is not then listed or admitted to trading on the NASDAQ SmallCap Market, on such other principal stock exchange on which such stock is then listed or admitted to trading, or, (iii) if no sales take place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on any such exchange, or, (iv) if the Common Stock is not then listed or admitted to trading on any stock exchange, the average of the reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automated Quotation system, or, (v) if such price at the time is not available from such system, as furnished by any similar system then engaged in the business of reporting such prices and selected by the Board or, (vi) if there is no such system, as furnished by any member of the National Association of Securities Dealers, selected by the Board. If the Common Stock is neither listed on a national securities exchange nor traded on the over-the-counter market, Fair Market Value Per Share of Common Stock shall be such value as the Board, in good faith, determines.

         Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value Per Share of Common Stock subject to an Option shall be inconsistent with Code Section 423.

         "Initial Notice Period" means the period beginning on the Effective Date and ending on the 15th day thereafter.

         "IPO" means an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the offer and sale of Common Stock by the Company.

         "IPO Price" means the price at which the Company's stock is initially offered for sale by the Company's underwriters in the IPO.

         "Notice Period" means that period beginning 45 days prior to the beginning of the Applicable Grant Date and ending on the 30th day prior to the beginning of such date and solely for purposes of a Participant's voluntary discontinuance from the Plan pursuant to Section 6(c)(i) hereof, "Notice Period" shall include the period beginning 45 days prior to the Exercise Date and ending on the 30th day prior to such Exercise Date.

         "Option" means an option granted hereunder which will entitle an Eligible Employee to purchase shares of Common Stock.

         "Option Price" means the lower of: (1) 85% of the Fair Market Value Per Share of Common Stock as of the Applicable Grant Date on which the Option being exercised was granted or (2) 85% of the Fair Market Value Per Share of Common Stock as of the Exercise Date on which such Option is exercised; provided, however, that in the case of the First Exercise Period, the price determined under clause (1) above shall be the IPO Price.

         "Participant" means an Eligible Employee who has elected to participate in the Plan during the period between such election and the termination of such Eligible Employee's participation in the Plan.

         "Plan" means Beacon Power Corporation Employee Stock Purchase Plan as set forth herein.

         "Retirement" is a termination of employment with the Company as of the first day of the month following a Participant's 65th birthday.

         "Semiannual Grant Date" means each May 1 and November 1. If any of the dates falls on a Saturday, Sunday or legal holiday in the Commonwealth of Massachusetts, then that Exercise Period shall end on the day most closely succeeding such date which is not a Saturday, Sunday or legal holiday in the Commonwealth of Massachusetts.

         "Withholding Account" means a bookkeeping record of all amounts withheld during an Exercise Period for a specific Eligible Employee, which are available for the exercise of an Option granted hereunder. Specific segregation of funds is not required.

         3.       Administration.

         The Plan shall be administered by the Board, which, to the extent it shall determine, may delegate its powers with respect to the administration of the Plan (except its powers to terminate or amend the Plan) to the Committee. If the Board chooses to appoint a Committee, references hereinafter to the Board shall be deemed to refer to the Committee. Subject to the express provisions of the Plan, the Board may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the Options granted hereunder and make all other determinations necessary or advisable for the administration of the Plan; provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax treatment of the Options under this Plan granted to Eligible Employees subject to United States Federal Income Taxation and the Plan itself under Section 423 of the Code. In addition, this Plan is intended to comply in all respects with Rule 16b-3 or its successor promulgated under the 1934 Act with respect to participants who are subject to
Section 16 of the 1934 Act. Any provision in this Plan with respect to such persons contrary to Rule 16b-3 shall be modified to the extent necessary for such provision to comply with Rule 16b-3 to the extent permissible by law and deemed appropriate by the Board. The determinations of the Board on all matters regarding the Plan shall be conclusive.

         4. Maximum Shares to be Granted under the Plan.

         The aggregate number of shares of Common Stock available for grant as Options pursuant to Section 5 shall not exceed 2,000,000 subject to adjustment pursuant to Section 9. Shares of Common Stock granted pursuant to the Plan either may be authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that any Option granted pursuant to
Section 5 expires or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock theretofore subject to such Option shall again be available for grant as an Option pursuant to Section 5 and shall not reduce the aggregate number of shares of Common Stock available for grant as such Options, as set forth in the first sentence of this Section.

         5. Eligibility for Participation and Granting of Options.

         (a) Each employee of the Company who is an Eligible Employee on an Applicable Grant Date shall be eligible to participate in the Plan by completing an election notice provided by the Company and filing it with the designated representative of the Company within the applicable Notice Period; provided, however with respect to the First Exercise Period, each Eligible Employee of the Company shall be automatically enrolled in the Plan and shall not be required to file an election notice.

         (b) For each Exercise Period, a Participant shall be granted without any further action by Company an Option hereunder which will entitle him or her to purchase, on the immediately following Exercise Date, a number of whole shares of Common Stock determined by dividing the amount to be withheld for participation in the Plan and applied to such Exercise Period by the Option Price; provided, however, that for the First Exercise Period, the number of shares of Common Stock to be purchased by the Participant pursuant to the Option shall be determined by dividing 10% of the Participant's Compensation by the Option Price unless otherwise determined by the Participant following the Effective Date and during the Initial Notice Period.

         (c) If the number of shares of Common Stock for which Options are granted pursuant to paragraph 5(a) exceeds the applicable number set forth in
Section 4, then the Options granted under paragraph 5(a) to all Eligible Employees shall, in a nondiscriminatory manner, be reduced on a pro rata basis in a manner which the Board determines to be consistent with Code Section 423.

         (d) Notwithstanding any provision herein to the contrary, no Eligible Employee shall be granted an Option under the Plan which permits such employee to purchase Common Stock with a Fair Market Value (determined at the time of the grant of such Option) in excess of $25,000 per calendar year under this Plan and all other employee stock purchase plans of the Company and any Affiliated Company. Any Option granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this provision.

         6. Terms of Options.

         (a) Each Option shall automatically be exercised on the last day of the Exercise Period for such Option, using the funds which have accrued in a Participant's Withholding Account as of such day, unless the Participant withdraws from the Plan or is deemed to have withdrawn from the Plan during the Exercise Period. An Option granted hereunder may be exercised only through the use of the funds which have accrued in a Participant's Withholding Account, or, with respect to the First Exercise Period, through the payment by the Participant for the number of whole shares being purchased by the Participant. Any Option, to the extent unexercised on the Exercise Date, shall expire on the Exercise Date.

         (b) As soon as reasonably possible following exercise in accordance with Paragraph 6(a) and upon the Participant's written request, a certificate representing the whole number of shares of Common Stock purchased, registered in the name of the Optionee, shall be delivered to the Optionee or to such other person designated by Optionee including, without limitation, the Participant's broker.

         (c) A Participant shall be deemed to have withdrawn from participation in the Plan upon the occurrence of any of the following:

                  (i) Voluntary discontinuance while employed. A Participant may discontinue his or her election and withdraw from this Plan as of the last day of the Exercise Period by giving written notice to the Company during the Notice Period within that Exercise Period, specifying that the Participant is so withdrawing from the Plan, provided, however, that a Participant who shall have discontinued his or her election to participate and withdrawn from this Plan may resubscribe to this Plan only in a Notice Period subsequent to that in which participation was terminated.

                  (ii) Termination of employment. Unless employment has terminated due to Retirement, Disability or death, a Participant will be deemed to have discontinued participation on the first day of the Exercise Period in which termination occurs and amounts withheld from compensation during the Exercise Period will be refunded without election to the Participant.

                  (iii) Retirement. In the event a Participant's employment terminates because of Retirement during the first three months of an Exercise Period, the Participant will be deemed to have discontinued participation on the first day of the Exercise Period in which Retirement occurs and amounts withheld from Compensation during the Exercise Period will be refunded. If Retirement occurs during the last three months of the Exercise Period, the Participant will continue to participate through the balance of the Exercise Period in which Retirement occurs (without further withholding) unless he or she elects a voluntary discontinuance within the Notice Period for that Exercise Period.

                  (iv) Death or Disability. In the event the employment of the Participant by the Company or an Affiliated Company terminates as a result of the Participant's Disability or Death, the Participant will be deemed to participate (without further withholding) through the balance of the Exercise Period in which death or Disability occurs, unless he or she (or the executor, administrator or representative, as the case may be) elects a voluntary discontinuance within the Notice Period for that Exercise Period.

                  (v) Levy or attachment. The filing with or levying upon the Company or the custodian of any judgment, attachment, garnishee, or other Court order affecting the Participant's account under this Plan will terminate his or her participation.

                  (vi) Plan Termination/Expiration. The termination of this Plan by the Company prior to its expiration or its expiration upon allocation of all available shares will terminate participation.

         (d) A Participant's employment shall not be deemed terminated by reason of a transfer to another employer which is related to the Company within the meaning of Code Sections 423(e) or (f). A Participant who has elected participation under the Plan who is absent from work with the Company or with an Affiliated Company because of temporary disability (any disability other than a permanent and total Disability) or who is on leave of absence for a period of less than 90 days shall not, during the period any such absence, be deemed, by virtue of such absence alone, to have terminated employment. In the case of a leave of absence which is longer than 90 days, a Participant will not be deemed to have terminated employment until the later of the 91st day of such leave, if later, such date as the Participant's reemployment rights are not protected by contract or law.

         (e) Upon the discontinuance of an election and withdrawal from this Plan by a Participant, all withheld amounts in the account which are attributable to such Participant shall be transferred to such Participant within thirty (30) days of such discontinuance and withdrawal, except to the extent such withheld amounts are applied to the exercise of an Option as provided above. In no event shall any amounts be withheld from a Participant's Compensation for allocation to such Participant's Withholding Account after the date such Participant's employment shall cease.

         (f) In no event may any discontinuance of a Participant's election and withdrawal from this Plan be in respect to a portion rather than all of such Participant's Withholding Account on such date.

         7. Payment for Common Stock Through Withholding.

         (a) Employee Contributions.

         With respect to each Exercise Period, each Eligible Employee may elect to participate in this Plan by filing an enrollment application and payroll withholding form with his or her employer's payroll department during a Notice Period, which election shall be effective for the next Exercise Period and for all subsequent Exercise Periods, until, in any case, such Participant's participation in the Plan terminates. Each Eligible Employee who elects to participate shall specify the amount of his or her contributions to be made by payroll deduction by specifying a whole percentage from 1% to 10% of such Participant's Compensation payable for each payroll period. With respect to the First Exercise Period, following the Effective Date and during the Initial Notice Period, an Eligible Employee may file a payroll withholding form to designate payroll deductions as the manner of payment for the Option and/or to decrease the percentage of Compensation used to purchase shares of Common Stock pursuant to the Option.

         No interest shall accrue or be payable to any Participant in the Plan with respect to any sums withheld at the Participant's election, whether such sums be applied to purchase Common Stock, or are returned to the Participant.

         Payroll deductions may be increased by a Participant only during a subsequent Notice Period, but may be decreased during a subsequent Notice Period or within the last 10 days of a calendar quarter, upon the Participant's written election, effective as of the first payroll period for which it is administratively practical to put the decrease into effect.

         (b) Application of Payroll Contributions.

         The Company shall maintain a separate account into which it shall deposit all amounts withheld for payment of shares of Common Stock and shall maintain sufficient records to show each Participant's Withholding Account.

         On the last day of each Exercise Period all amounts in a Participant's Withholding Account shall be paid over to the Company in payment of the Option Price for the number of whole shares of Common Stock which can be purchased on such date with such withheld total amount, unless otherwise directed in accordance with Section 6 above. In lieu of fractional shares, unapplied cash shall be carried forward to the next Exercise Period unless the Participant requests a cash payment.

         8. Transferability of Options and Common Stock.

         (a) No Option may be transferred, assigned, pledged, or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect. An Option may be exercised only by the Eligible Employee during his or her lifetime, or by his or her legal representative if permitted by Section 423 of the Code, or pursuant to Section 6 by his or her estate or the person who acquires the right to exercise such Option upon his or her death by bequest or inheritance.

         (b) Participants in the Plan who wish to avail themselves of the favorable tax benefits of Code Section 423 may not transfer or otherwise dispose of shares of Common Stock acquired by them or on their behalf under this Plan (other than in the case of a Participant's death) until after the later of one year from the date of acquisition of said shares of two years after the Applicable Grant Date of the Option pursuant to which said shares of Common Stock were acquired.

         (c) Each Eligible Employee who receives shares of Common Stock pursuant to this Plan agrees, by electing to participate, to notify the Company, in writing, immediately after such Participant makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an Option under this Plan. A Disqualifying Disposition is an disposition (including any sale) of such shares before the later of two years after the Applicable Grant Date for said Option or one year after the receipt of shares pursuant to the exercise of said Option. If the Participant has dies before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

         9. Adjustment Provisions.

         The aggregate number of shares of Common Stock with respect to which Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Option, and the Option Price per share of each Option shall all be approximately adjusted for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments shall be made according to the sole discretion of the Board, and its decision shall be binding and conclusive.

         10. Dissolution, Merger and Consolidation.

         Upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, the holder of each Option then outstanding under the Plan will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 10 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such Option might thereafter be entitled to receive.

         11.      Shareholder Approval.

         The Plan is subject to approval by the holders of a majority of the outstanding shares of Common Stock (and the holders of any other class of stock to the extent required by agreement or Code Section 423) within 12 months before or after the date of adoption of the Plan by the Board. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.

         12. Miscellaneous.

         (a) Legal and Other Requirements. The obligations of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued hereunder may be legended as the Board shall deem appropriate.

         (b) Termination and Amendment of Plan. Except as provided in the following sentence, the Plan may be terminated or amended by the shareholders, by the Board, or by the Committee, including amendment of the Plan from time to time to designate corporations whose employees may be offered options under the plan from among a group consisting of the Company and any corporation which is or becomes its Affiliate. Amendments effecting: (1) any increase in the aggregate number of shares which may be issued under the Plan (other than an increase merely reflecting a change in capitalization such as a stock dividend or stock split) or (2) changing the designation of corporations whose employees may be offered options under the Plan, except designations described in the preceding sentence, must be approved by the shareholders within twelve (12) months after such amendment is adopted by the Board or by the Committee or such amendment is void ab initio. No amendment shall affect any Options theretofore granted or any Common Stock theretofore acquired by a Participant, unless such amendment shall expressly so provide and unless any Participant to whom an Option has been granted who would be adversely affect by such amendment consents in writing thereto. If the scope of any amendment is such as to require shareholder approval in order to comply with Rule 16b-3 under the 1934 Act, then such amendment shall also require approval by the shareholders.

         (c) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

         (d) Withholding Taxes. Upon a Disqualifying Disposition, within the meaning of Paragraph 8(c), of any shares of Common Stock received pursuant to the exercise of any Option under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state and local requirements as to income tax withholding and employee contributions to employment taxes or, alternatively, in the Board's sole discretion, the Company may withhold all such amounts from other cash compensation then being paid to the Participant by the Company.

         (e) Right to Terminate Employment. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Eligible Employee or other optionee the right to continue in the employment of the Company or any Affiliated Company or affect any right which the Company or any Affiliated Company may have to terminate the employment of such Eligible Employee or other optionee.

         (f) Rights as a Shareholder. A Participant shall not have any right as a shareholder with respect to shares of Common Stock issuable pursuant to the exercise of an Option hereunder, unless and until a certificate or certificates for such shares of Common Stock are issued to him or her or the Company reflects the Participant's ownership in its stock ledger or other appropriate record of Common Stock ownership.

         (g) Leaves of Absence. The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by any Eligible Employee, provided such rules are consistent with Code Section 423.

         (h) Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (1) on the date it is personally delivered to the Treasurer of the Company (or such other person as may be designated by the Company from time to time with notice given to each Participant) at its principal executive offices or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Treasurer of the Company (or such other person as may be designated by the Company from time to time with notice given to each Participant) at such offices; and shall be deemed delivered to a Participant (1) on the date it is personally delivered to him or her or (2) three business days after it is sent by registered mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company or of any Affiliate.

         (i) Rights and Privileges. All Eligible Employees shall have the same rights and privileges under the Plan, except that the amount of Common Stock which may be purchased under Options granted under this Plan shall bear a uniform relationship to the Compensation of Eligible Employees. All rules and determinations of the Board in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

         (j) Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and Options granted hereunder shall be determined in conformity with the law of Delaware, to the extent not inconsistent with Section 423 of the Code and regulations thereunder.

                                      PROXY

                            BEACON POWER CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            OF THE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 17, 2005

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THEIR STOCKHOLDER(S)

         The undersigned stockholder of Beacon Power Corporation (the "Corporation") hereby appoints F. William Capp and James M. Spiezio (each a "Proxy Agent"), jointly and severally with full power of substitution to each as proxies for and on behalf of the undersigned, to attend the Annual Meeting of Stockholders of the Corporation to be held at the offices of the Corporation, 234 Ballardvale Street, Wilmington, Massachusetts 01887 on Thursday November 17, 2005 at 10:00 a.m., or at any adjournments thereof, and to vote as directed below all stock of the Corporation which the undersigned would be entitled to vote if personally present.

         By acceptance, each Proxy Agent agrees that this Proxy will be voted in the manner directed by the stockholder giving this Proxy. If no direction is specified, the Proxy will be voted FOR the election of the nominees for Directors, FOR approval and ratification of the Corporation's Third Amended and Restated 1998 Stock Incentive Plan, FOR approval of an amendment to and ratification of the Corporation's Employee Stock Purchase Plan and FOR the ratification of Miller Wachman LLP to be the Corporation's independent auditors for 2005. Discretionary authority is hereby conferred as to all other matters which may properly come before the meeting or any adjournments thereof. This Proxy, if properly executed and delivered, will revoke all other Proxies.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

SEE REVERSE SIDE                                           SEE REVERSE SIDE
----------------                                           ----------------

BEACON POWER CORPORATION
C/O COMPUTERSHARE
PO BOX 8694
EDISON, NJ 08818-8694

                Your vote is important. Please vote immediately.

--------------------------- ------------------ ------------------------------
  Vote-by-Internet                 OR               Vote-by-Telephone
(instructions withheld)                          (instructions withheld)
--------------------------- ------------------ ------------------------------


If you vote over the Internet or by Telephone, please do not mail your card.


The Board of Directors of the Corporation recommends a vote "FOR" the election of the nominees for Directors, "FOR" approval and ratification of the Corporation's Third Amended and Restated 1998 Stock Incentive Plan, "FOR" approval of an amendment to and ratification of the Corporation's Employee Stock Purchase Plan and "FOR" the ratification of Miller Wachman LLP to be the Corporation's independent auditors for 2005.


1. Election of Directors. Three year term:

Nominees:         F. William Capp (01)
                  John C. Fox (02)
                  Lisa W. Zappala (03)

FOR                        WITHHELD
ALL                        FOR ALL
NOMINEES |_|               NOMINEES |_|


|_|      --------------------------------------
         For all nominees except as noted above.

2. To approve and ratify the Corporation's Third Amended and Restated 1998 Stock Incentive Plan to increase the number of shares of Common Stock issuable from 9,000,000 to 23,000,000 and ensure that the plan will be compliant with Section 409A of the Internal Revenue Code as it pertains to deferred compensation arrangements.

|_|  FOR                                                           |_|  AGAINST
                         |_|  ABSTAIN

3. To approve an amendment to and ratification of the Corporation's Employee Stock Purchase Plan to increase the number of shares of common stock issuable from 1,000,000 to 2,000,000.

|_|  FOR                                                           |_|  AGAINST
                         |_|  ABSTAIN


4. Ratification of Miller Wachman LLP as the Corporation's independent auditors for 2005.

|_|  FOR                                                           |_|  AGAINST
                         |_|  ABSTAIN


Mark here if you plan to attend the meeting          |_|

Mark here for address change and note at left   |_|

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE.

NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

Please sign exactly as your name appears hereon. When signing as administrator, attorney, executor, guardian or trustee, please give your full title. If the signer is a corporation or partnership, please sign a full corporate or partnership name by any authorized officer or person. If shares are held jointly, each joint owner should sign.

Signature(s):                           Dated:


-------------------------------------   ------------------------------------

-------------------------------------   ------------------------------------

-------------------------------------   ------------------------------------